EXHIBIT 2.2


                           SALE OF BUSINESS AGREEMENT


                                     between


                                BURRE BAKERIES CC

                                       and

                           WOLFGANG FRITZ ALFRED BURRE

                                       and

                      ASTORIA BAKERY (PROPRIETARY) LIMITED

                                       and

               FIRST SOUTH AFRICAN HOLDINGS (PROPRIETARY) LIMITED

                                       and

                          FIRST SOUTH AFRICA CORP., LTD


                      ------------------------------------

                              Webber Wentzel Bowens



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                                TABLE OF CONTENTS



                                                                                                                  Page
                                                                                                                  ----
1.         Introduction.............................................................................................1
2.         Definitions and interpretation...........................................................................1
3.         Preparation of the seller's 1996 financial statements and the ABL 1996 financial statements...............................................................................................5
4.         The sale.................................................................................................5
5.         Risk.....................................................................................................6
6.         Purchase price...........................................................................................6
7.         Adjustments to and manner of payment of the first instalment.............................................8
8.         Adjustments to and manner of payment of the third and fourth instalments.................................9
9.         Restrictions on disposal of FSAH "B" shares..............................................................9
10.        Put option...............................................................................................9
11.        Security for payment of the purchase price..............................................................10
12.        Set-off of damages against instalments of the purchase price............................................11
13.        Delivery and related matters............................................................................12
14.        Contracts and unfulfilled orders........................................................................12
15.        Insolvency Act - section 34.............................................................................13
16.        Employees...............................................................................................13
17.        Pension fund............................................................................................14
18.        Guarantees, suretyships and indemnities.................................................................14
19.        Undertakings in respect of the premises.................................................................15
20.        Warranties..............................................................................................16

           20.1.1         assets...................................................................................16
           20.1.2         manner of carrying on business...........................................................17
           20.1.3         goodwill and scope of business...........................................................17
           20.1.4         contracts................................................................................18
           20.1.5         intellectual property rights.............................................................19
           20.1.6         laws, regulations, consents, licences and permits........................................19
           20.1.7         labour laws, regulations, determinations, agreements
                          and disputes.............................................................................19
           20.1.8         insurance................................................................................20
           20.1.9         employment, leave, remuneration and pension..............................................20
           20.1.10        restraint of trade.......................................................................21
           20.1.11        warranties regarding books of account....................................................21
           20.1.12        environmental warranties.................................................................21
           20.2.1         warranties relating to the business of ABL...............................................22


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
           20.2.2         assets of ABL............................................................................23
           20.2.3         warranty regarding registration..........................................................23
           20.2.4         warranties regarding capital structure and the shares....................................23
           20.2.5         warranties regarding statutory requirements..............................................24
           20.2.6         warranties regarding books of account and minutes........................................25
           20.2.7         warranties regarding taxation............................................................25

                          20.2.7.1        administration...........................................................25
                          20.2.7.2        deductible payments......................................................26

           20.3           disclosure...............................................................................26

21.        Confidentiality.........................................................................................27
22.        Restraints..............................................................................................28
23.        Value-added tax.........................................................................................30
24.        Breach..................................................................................................30
25.        Mediation and arbitration...............................................................................31
26.        Costs...................................................................................................33
27.        Miscellaneous matters...................................................................................34

           27.1           addresses for service of legal documents.................................................34
           27.2           entire contract..........................................................................34
           27.3           no representations.......................................................................34
           27.4           variation, cancellation, waiver..........................................................35
           27.5           indulgences..............................................................................35
           27.6           cession..................................................................................35
           27.7           applicable law...........................................................................35
           27.8           jurisdiction.............................................................................36
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                                      -ii-

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1.   Introduction

          1.1 The seller carries on the business, as defined. The business is a going concern.

          1.2 The seller wishes to sell and the purchaser wishes to purchase the business as a going concern on the terms and conditions set out below. The purchaser also requires warranties and a restraint of trade from the warrantor and the seller, which these persons are prepared to give.

          1.3 The parties accordingly wish to enter into an agreement on the terms and conditions set out below.

2.   Definitions and interpretation

          2.1 In this agreement, unless inconsistent with the context, words referring to:

                    2.1.1 one gender include a reference to the other genders;

                    2.1.2     the singular include the plural and vice versa;

                    2.1.3 natural persons include artificial persons and vice versa.

          2.2 Whenever a number of days is prescribed in this agreement, such number shall be calculated excluding the first and including the last day, unless the last day falls on a Saturday, Sunday or official public holiday, in which case the last day shall be the next day which is not a Saturday, Sunday or official public holiday.

          2.3 Any appendices to this agreement shall be deemed to form part of this agreement.

          2.4 The following expressions shall, unless otherwise stated or inconsistent with the context in which they appear, bear the following meanings and cognate expressions shall bear corresponding meanings:

                    2.4.1     "ABL"  -  Astoria  Bakery  Lesotho   (Proprietary)
                              Limited,   registration   no.  79/26,   a  company
                              incorporated under the laws of Lesotho;




                    2.4.2 "the ABL 1996 financial statements"- the audited financial statements of ABL for the period ending 29 February 1996;






                    2.4.3 "the business" - means the business of the seller conducted under the name "Astoria Bakeries" using the sale assets and involving the manufacture of

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                              breads, confectioneries,  and other rye or wheaten
                              products;

                    2.4.4 "the contracts" - those contracts of the seller relating to the business, other than the agreement between the seller and the Industrial Development Corporation relating to a loan in an amount of R2030000, used to finance buildings owned by Ferndale Property cc;

                    2.4.5 "the creditors" - all trade creditors of the seller as at the effective date;


                    2.4.6 "debts" - all of the claims of the seller against the debtors of the business as at the effective date;


                    2.4.7     "the effective date" - 1 July 1996;

                    2.4.8 "the employees" - those individuals employed by the seller on the effective date;

                    2.4.9 "fixed assets" - those fixed assets used by the seller in the conduct of the business at the effective date;

                    2.4.10 "the first instalment"- the first instalment of the purchase price specified in 6.1.1;

                    2.4.11 "the fourth instalment" - the fourth instalment of the purchase price specified in 6.1.4;

                    2.4.12 "FSAC" - First South Africa Corp., Ltd, registration number EC 21106, a company incorporated under the laws of Bermuda, certain of the shares of which are quoted on NASDAQ;

                    2.4.13 "FSAH"- First South African Holdings (Proprietary) Limited, registration number 95/03959/07, a private company incorporated according to the laws of the Republic of South Africa, the "A" shares of which are owned by FSAC;

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                    2.4.14    "FSAH "B"  shares" - "B" shares in the  capital of
                              FSAH;

                    2.4.15 "the intellectual property agreement"- the agreement to be entered contemporaneously with this agreement, relating to the sale of the intellectual property in the recipes utilised by the seller in the business, substantially in the form of Appendix 1;

                    2.4.16 "the landlords" - Strydom Park Property cc and Ferndale Property cc;

                    2.4.17 "the Lesotho shares"- the shares of ABL, formerly owned by the warrantor and sold by the warrantor to the seller;

                    2.4.18 "the premises" - the premises from which the seller conducts the business;

                    2.4.19 "the purchaser" - Astoria Bakery (Proprietary) Limited, registration number 96/10419/07, a private company incorporated according to the laws of the Republic of South Africa;

                    2.4.20 "the retained liabilities" - all the liabilities of the business as at the effective date, whether actual or contingent, other than the sale liabilities;

                    2.4.21    "the sale assets" - the aggregate of:-

                              2.4.21.1  the fixed assets;

                              2.4.21.2  the stock;

                              2.4.21.3  the debts;

                              2.4.21.4  the Lesotho shares;

                              2.4.21.5  the trademarks;

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                              2.4.21.6  the rights of the  seller  arising on or
                                        after  the  effective   date  under  the
                                        contracts;

                    2.4.22    "the sale liabilities" - the aggregate of:

                              2.4.22.1  the creditors;

                              2.4.22.2 the obligations of the seller under the shareholder's loan; and

                              2.4.22.3 the obligations of the seller arising on or after the effective date under the contracts;


                    2.4.23 "the second instalment" - the second instalment of the purchase price specified in 6.1.2;

                    2.4.24 "the seller" - Burre Bakeries CC, formerly Astoria Bakery CC, registration number CK 92/04279/23, a close corporation incorporated according to the laws of the Republic of South Africa;

                    2.4.25 "the seller's 1996 financial statements"- the audited financial statements of the seller for the period ending 29 February 1996, to be prepared in accordance with clause 3;

                    2.4.26    "the   shareholder's   loan"-   the  loan  by  the
                              warrantor to the seller, which the seller warrants will be not less than R300000;

                    2.4.27    "signature   date"  -  the  date  on  which   this
                              agreement is signed by the last party to do so;

                    2.4.28 "the stock" - means the stocks of ingredients, work-in-progress and finished baked goods intended for resale by the seller, on hand at the commencement of business on the effective date;

                    2.4.29 "the trademarks" - the unregistered trademark "Astoria" and the wheat sheaf logo used by the seller in its business;


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                    2.4.30    "this  agreement"  - this  agreement,  and all the
                              appendices to this agreement;

                    2.4.31 "the third instalment"- the third instalment of the purchase price specified in 6.1.3;

                    2.4.32 "the warrantor" - Wolfgang Fritz Alfred Burre, the sole member of the seller;

                    2.4.33    "the warranty date" - 24 October 1996.

3. Preparation of the seller's 1996 financial statements and the ABL 1996 financial statements

          The seller's 1996 financial statements and the ABL 1996 financial statements shall be prepared by the seller and ABL respectively and audited by Messrs Kana & Associates. The seller and the warrantor warrant that the seller's 1996 financial statements and the ABL 1996 financial statements:-

          3.1 will, in the case of the seller, be prepared in accordance with the Companies Act 61 of 1973 and with South African generally accepted accounting practice, and in the case of the ABL 1996 financial statements, will be prepared in accordance with applicable Lesotho legislation and generally accepted accounting practice;

          3.2 will be prepared on the same basis and applying the same accounting policies as for all prior years;

          3.3       will not reflect any revaluation of assets;

          3.4 will fairly present the financial position and state of affairs of the seller or ABL, as applicable, at 29 February 1996 and the results of operations of the seller or ABL, as applicable, for the period ended 29 February 1996; and

          3.5 will be reported on without qualification by the seller's or ABL's auditors, as the case may be.

4.   The sale

          4.1 With effect from the effective date the seller sells and the purchaser purchases the business as a going concern. Such sale encompasses inter alia the acquisition by the purchaser of the sale assets and the assumption by the purchaser of the sale liabilities.


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          4.2       The  sale  will  be  deemed  to  have  taken  effect  on the effective date, notwithstanding the date on which this agreement is signed.

          4.3 Nothing contained in this agreement will operate to transfer to the purchaser any asset or liability other than the sale assets and the sale liabilities. In particular the sale excludes the retained liabilities.

          4.4 The seller shall discharge the retained liabilities and all other debts, liabilities and obligations in connection with the business not expressly assumed by the purchaser under this agreement and shall indemnify the purchaser against all costs, claims, demands and liabilities in respect of any of those obligations or any failure of the seller to discharge them.

          4.5       The parties agree that:-

                    4.5.1 the sale of the business comprises the sale of the seller's business as a going concern;

                    4.5.2 the business was an income-earning activity on the effective date and on the warranty date;

                    4.5.3 the sale encompasses the sale of all assets necessary for the conduct of the business.

5.   Risk

          The risk in and the benefit of the business will be deemed to have passed to the purchaser on the effective date.

6.   Purchase price

          6.1 The purchase price of the business shall, (subject to a minimum of R12000000), be the aggregate of the following instalments as adjusted pursuant to clauses 7 or 8, as the case may be-

                    6.1.1 a first instalment of R4000000 payable by the issue of 186047 FSAH "B" shares, valued at US$5,00 per share converted into Rand at a fixed exchange rate of R4,30 to the dollar. It is recorded that this instalment was paid on or about 17 October 1996;

                    6.1.2 a second instalment of R8000000, payable in cash. The second instalment will be paid on or before 31 July 1997;


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                    6.1.3     a third instalment equal to the pre-tax profits of
                              the purchaser for the year ending 30 June 1998, less R2000000. The third instalment shall be paid in cash and by the issue to the seller of FSAH "B" shares. The amount payable in shares will be 40% of the pre-tax profits of the purchaser for the year ended 30 June 1998, prior to the R2000000 reduction. The balance of the third instalment will be paid in cash. The FSAH "B" shares shall be
                              issued   at  a  price   equal  to  the  US  Dollar
                              denominated closing price of the ordinary NASDAQ listed shares of FSAC on 30 June 1998, converted into Rand at the spot rate of exchange of US Dollars for South African Rand quoted by Nedbank at close of business on 30 June 1998. This rate shall be established, in the event of a dispute, by a certificate given by any manager of Nedbank whose designation it shall not be necessary to prove and whose determination shall be proof of the rate until the contrary is proved;

                    6.1.4 a fourth instalment, determined in accordance with the formula:-

                                        F = [25% x (4 x P)] - M

                                        where

                                        F is the value of the fourth instalment to be determined;

                                        P is the consolidated pre-tax profits of the purchaser for the year ended 30 June 1999; and

                                        M is the lesser of the Rand values of the second and third instalments;

                              payable by the issue to the seller of FSAH "B" shares. The FSAH "B" shares shall be issued at a price equal to the US Dollar denominated closing price of the ordinary NASDAQ listed shares of FSAC on 30 June 1999, converted into Rand at the spot rate of exchange of US Dollars for South African Rand quoted by Nedbank at close of business on 30 June 1999. This rate shall be established, in the event of a dispute, by a certificate given by any manager of Nedbank whose designation it shall not be necessary to prove and whose determination shall be proof of the rate until the contrary is proved.

          6.2 Notwithstanding the preceding sub-clauses of this clause, the purchase price, inclusive of the consideration for the intellectual property, shall not exceed R24000000 in total. In calculating this amount appreciation or depreciation of the FSAH "B" shares shall be excluded.

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          6.3       FSAH shall,  if a disposal by the  purchaser of all the FSAH
                    "B" shares comprised in the first instalment of the purchase price realises less than R4000000, pay the difference between R4000000 and the price realised by the seller to the seller on demand, it being intended that the value of the first instalment shall, provided that 7.1.1 and 7.1.2 are complied with, be not less than R10000000. This sub-clause shall apply only to disposals prior to 31 March 1999 (after which FSAH will have no liability under this sub-clause) and provided that 7.1.1 and 7.1.2 are complied with.

          6.4       The purchase price shall be allocated as follows: -

                    6.4.1 to the debts, their face value as at the effective date;

                    6.4.2 to the stock, its face value as at the effective date;

                    6.4.3 to the Lesotho shares, the net asset value per share;

                    6.4.4     to the trademarks, seller's valuation;

                    6.4.5     to the fixed assets, their tax value; and

                    6.4.6     the balance as to goodwill.

                    No value is attributed to the contracts.

          6.5 The purchaser indemnifies the seller against any additional tax the seller may incur as a result of any recoupment arising pursuant to any allocation referred to in 6.4.4 or 6.4.5.

7.   Adjustments to and manner of payment of the first instalment

          7.1 The first instalment shall be reduced on a Rand for Rand basis by the amount of:-

                    7.1.1 any distribution of after tax profit by the seller or ABL in the nature of a dividend between 29 February 1996 and the date of signature of this agreement; and

                    7.1.2 any amount paid by the seller to the warrantor in breach of the warranty set out in 20.1.9.1 or
                              which   is    otherwise    outside    his   normal
                              remuneration.

          7.2 It is recorded that the first instalment was paid on the warranty date.


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8.   Adjustments to and manner of payment of the third and fourth instalments

          8.1 Each of the third and fourth instalments will be paid within 14 days of the finalisation of the consolidated audited accounts of the purchaser for the year concerned. The purchaser and FSAH undertake to use all reasonable endeavours to ensure that each such audit is finalised by no later than 30 September of the relevant year.

          8.2 In determining the pre-tax profit of the purchaser on which each of the third and fourth instalments will be based, no account shall be taken of interest incurred on borrowings to finance any such instalment. Any such interest shall, for the sole purpose of quantifying the relevant instalment, be added back to the profit reflected in the financial statements for the year concerned.

          8.3 In the event of any unresolved dispute between the seller and the purchaser as to the profit figure on which any of the third or fourth instalments is based, the dispute shall be resolved by an independent firm of auditors agreed by the parties, and in the absence of agreement within 7 days, appointed by the Chairman of the South African Institute of Chartered Accountants. The determination of the auditor shall be final and binding on the parties.

9.   Restrictions on disposal of FSAH "B" shares

          9.1 Notwithstanding 6.3, the seller and the warrantor undertake that they shall not dispose of or attempt to dispose of, or cede, pledge, assign or otherwise encumber any of the FSAH "B" shares forming part of any instalment of the purchase price prior to 30 September 1998, provided that this clause shall not prevent a disposal of the shares by the seller to the warrantor or a trust of which the warrantor is a beneficiary.

          9.2 Any sale in contravention of 9.1 shall be void and the directors of FSAH shall not enter the name of the transferee in the share register of FSAH or otherwise recognise any title of the purported purchaser of the shares. In addition FSAC shall be entitled to purchase the affected FSAH "B" shares from the defaulting holder of FSAH "B" shares at par. The rights conferred on FSAC and the obligations imposed on the seller shall not prejudice any other rights available to the purchaser FSAC or FSAH arising from such breach.

10.  Put option

          10.1 FSAC undertakes to procure that a non-resident third party, ("the option grantor"), will undertake to purchase from the seller and/or the warrantor and/or their nominee or successor-in-title all of the FSAH "B" shares to be issued by the

                                       -9-

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                    purchaser to the seller  pursuant to this  agreement,  ("the put option").

          10.2      The material terms of the put option will be the following:-

                    10.2.1 it will only be exercisable when the seller or the warrantor become entitled to sell the FSAH "B" shares, determined in accordance with 9;

                    10.2.2 the price at which the put option may be exercised shall be the net price received by the option grantor from the sale on the open market in the United States of an equivalent number of shares of FSAC. For this purpose "net price" shall mean the price for which the FSAC shares are sold less all costs associated with the sale, including any broker's commission;

                    10.2.3 although the put option may be exercised in tranches each tranche shall comprise a minimum of 100 shares;

                    10.2.4 for so long as South African exchange control regulations prescribe that South African residents shall repatriate foreign currency to South Africa, the seller acknowledges that any proceeds from any sale of the option shares shall be repatriated to South Africa.

11.  Security for payment of the purchase price

          11.1 As security for payment of the second instalment of the purchase price by the purchaser and for the obligations of FSAH imposed by 6.3, FSAH shall deliver to Webber Wentzel Bowens, to hold in escrow, share certificates evidencing 50% of the issued shares of the purchaser together with blank signed transfer forms in respect of those shares, ("the security documentation").

          11.2      The parties shall procure that Webber  Wentzel  Bowens shall
                    hold  the  security   documentation  and  deal  with  it  as
                    follows:-

                    11.2.1 if the purchase price is paid in full in accordance with this agreement Webber Wentzel Bowens shall, on receipt of written notice from the purchaser and the seller that the purchase price has been paid in full, deliver the security documentation to FSAH;

                    11.2.2 if the purchaser breaches its obligations to pay any instalment of the purchase price in accordance with this agreement, and fails to remedy such breach in accordance with this agreement, Webber Wentzel Bowens shall, upon receipt of either:-

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                              11.2.2.1  written  notice signed by the seller and
                                        the purchaser that the shares are to be delivered to the seller; or

                              11.2.2.2 written notice signed by the seller and accompanied by a copy of any judgement or arbitral award finding in the seller's favour that the purchase price has not been paid in full;

                                        deliver the security documentation to the seller.

12.  Set-off of damages against instalments of the purchase price

          12.1 Should the seller or the warrantor breach any provision of this agreement the purchaser shall be entitled to deduct from the next instalment of the purchase price the amount of any loss or damages suffered by the purchaser arising from that breach as determined by a court or an arbitrator. Should the damages exceed the amount of the next instalment the excess may, at the purchaser's discretion, be carried forward and be deducted from future instalments of the purchase price until satisfaction.

          12.2 The provisions of this clause shall be without prejudice to any other right of the purchaser arising from a breach of this agreement. In particular, the purchaser shall not be obliged to wait until the date of payment of the next instalment to recover its damages.

          12.3 In the event of a dispute over whether the purchaser has suffered any loss or damages arising from a breach of this agreement, or in respect of the quantum of such damages, the purchaser shall pay the amount claimed, to a maximum of the cash portion of the following instalment, to Webber Wentzel Bowens to invest in an interest-bearing trust account in accordance with the provisions of section 78(2A) of the Attorneys Act No 53 of 1979. The balance of the cash portion in excess of the amount claimed shall be paid to the seller. Upon determination of the amount of the loss or damages in accordance with this agreement the difference, if any, between the amount paid into trust and the amount of the damages, together with a pro rata portion of interest earned on the trust deposit, shall be paid to the seller and the balance refunded to the purchaser.

          12.4 Subject to 12.1 to 12.3 instalments of the purchase price shall be paid to an account nominated by the seller, free of exchange and without deduction or set-off. Bank and other charges will be for the account of the purchaser.

13.  Delivery and related matters

          13.1 It is recorded that the business has been delivered to the purchaser. All books and records which may be held by the seller are accordingly held by the seller as agent for the purchaser.

          13.2 The seller and the warrantor undertake to procure, not less than 72 hours after the date of signature, or such longer period as may be determined by the purchaser, that an appointee of the purchaser will proceed to assume control of the accounting function of the seller. Such person will, within 60 days of his or her appointment, take over all of the functions currently performed by Faspac (Pty) Ltd in relation to the business. The seller will procure that Faspac's appointment will be terminated at the expiry of the 60 day period and that all documents, books and records of the business in the possession of Faspac or any of its employees, officers of agents will be handed over to the purchaser or its agent.

          13.3 The seller and the warrantor undertake to procure, within 48 hours of the date of signature, that all bank accounts of the business, including those of Astoria Bakeries Lesotho
                    (Pty) Ltd, will be transferred to Nedbank, a division of Nedcor Bank Limited, and that the warrantor will be released from all suretyships given in respect of existing accounts.

14.  Contracts and unfulfilled orders

          14.1 It is recorded that from the effective date the purchaser has been entitled to the benefit of the contracts.

          14.2 The seller shall indemnify the purchaser against all actions, proceedings, costs, damages, claims and demands in respect of any act or omission on the part of the seller in relation to the contracts on or before 24 October 1996.

          14.3 Insofar as the benefit or burden of any of the contracts cannot effectively be assigned to the purchaser except with the consent to the assignment from the person, firm or company concerned then:

                    14.3.1 the seller shall use all reasonable endeavours to procure the consent to assignment;

                    14.3.2 until the contract is assigned the purchaser shall, as the seller's sub-contractor, perform all the obligations of the seller under the contract to be discharged after the warranty date and shall indemnify the seller against all actions, proceedings, costs, damages, claims and demands in respect of any failure on the part of the purchaser to perform those obligations; and

                    14.3.3 until the contract is assigned the seller shall (so far as it lawfully may) give all reasonable assistance to the purchaser to enable the purchaser to enforce its rights under the contract.

                    14.3.4 The purchaser shall execute for its own benefit any unfulfilled order accepted by the seller in the ordinary course of business prior to the effective date.

15.  Insolvency Act - section 34

          15.1      The sale of the  business  will not be published in terms of section 34(1) of the Insolvency Act, 1936.

          15.2 The seller indemnifies the purchaser against any loss or damage which the purchaser may suffer as a result of notice of this transaction not being published in terms of the Insolvency Act.

          15.3 The purchaser shall have no duty to resist any proceedings to attach or to take possession of any of the assets by any persons against whom this transaction is void in terms of the Insolvency Act as a consequence of notice of this transaction not being published as aforesaid; provided that the purchaser shall be obliged to give written notice to the seller as soon as it becomes aware of any such proceedings.

          15.4 Should the purchaser give notice to the seller in terms of 16.3, and should the seller fail within 7 days of receipt by it of such notice to procure that the assets concerned are released from attachment or are returned to the purchaser, as the case may be, then the purchaser shall be entitled to settle the liability and recover the amount thereof from the seller or, at the purchaser's discretion, to exercise the remedies conferred on the purchaser by clause 24.

16.  Employees

          16.1      The  purchaser   undertakes  to  offer  to  employ  all  the
                    employees on the basis that:

          16.2 the employment of all employees who accept the purchaser's offer will be deemed to have commenced on the date of their employment by the seller; and

                    16.2.1 any offer made by the purchaser will be on terms and conditions which are no less favourable overall than those enjoyed by the employees immediately prior to the effective date. In particular the employees will receive credit for past service with the seller.

                    16.2.2    All   obligations  to  the  employees  who  accept
                              employment with the purchaser shall be borne by the purchaser.

          16.3 The purchaser shall not be responsible for any costs of any nature, including retrenchment costs, incurred by the seller in connection with any employee who does not accept the offer referred to in 16.1. The seller hereby irrevocably and unconditionally agrees to indemnify the purchaser against all loss, liability, damage or expense which the purchaser may suffer or sustain as a result of or which may be attributable to any act or omission by the seller in relation to the employees of the seller or any of them or any other event, matter or circumstances occurring or having its origin prior to 24 October 1996 which relates to any of those employees, whether as a consequence of the purchase and sale of the business or otherwise, it being recorded, without limiting the provisions of this clause, that the purchaser shall not be responsible for the payment of any compensation payable to any employee as a consequence of his retrenchment or redundancy.

          16.4 The purchaser, FSAC and FSAH undertake to procure that the warrantor is appointed as chairman and managing director of the purchaser.

17.  Pension fund

          The parties shall procure that the purchaser is substituted for the seller as employee under the existing pension fund.

18.  Guarantees, suretyships and indemnities

          18.1 The purchaser undertakes to procure that the seller will be released from any guarantees and suretyships given by the seller in respect of the business, within 60 days of the warranty date. The seller undertakes to give the purchaser all necessary co-operation to assist the purchaser in procuring the seller's release by such date.

          18.2 If the purchaser is not able to obtain the release from the guarantees and suretyships referred to in 18.1 or has not done so at the time a claim is made against the seller under any such guarantee or suretyship, the purchaser will indemnify the seller and hold the seller harmless against any claim made against the seller under the guarantee or suretyship concerned and against all reasonable costs incurred by the seller in obtaining its release from the guarantees. In the event that such a claim is made the seller shall forthwith notify the purchaser of the fact that the claim has been made and of full particulars thereof and the purchaser shall place the seller in funds to enable the seller to discharge its liability under the suretyship or guarantee.

19.  Undertakings in respect of the premises

          19.1 The purchaser undertakes to purchase, at the purchaser's election, either the shares (after conversion) of Strydom Park Property cc (referred to in this clause as "Strydom Park") and Ferndale Property cc, (referred to in this clause as "Ferndale"), or the immovable properties owned by these entities, being the premises, on the following material terms and conditions:-

                    19.1.1 the purchaser shall not be obliged to purchase either the properties or the shares referred to in
                              19.1 unless Cardington Investments (Pty) Ltd, the food holding company which owns all the issued shares of the purchaser, is converted to a public company and listed on the Johannesburg Stock Exchange prior to 31 December 1997;

                    19.1.2 the purchase price for the shares of Strydom Park or the immovable property owned by it will be R4000000, payable in cash;

                    19.1.3 the purchase price for the shares of Ferndale or the immovable property owned by it will be R2780000, which will be paid by the assumption of the existing debt of the seller (subject to a maximum of R2030000) to the Industrial Development Corporation and as to the balance in cash;

                    19.1.4 no additional debt will be incurred by either Strydom Park or Ferndale;

                    19.1.5 if shares are to be purchased normal warranties will be given to the purchaser.

          19.2 The purchaser will, within 30 days of the date of signature of this agreement, enter into a lease agreement with each of Ferndale and Strydom Park on the following material terms and conditions:-

                    19.2.1 it will be for a period of 9 years and 11 months commencing 1 July 1996; and

                    19.2.2 the rental will be an amount sufficient to give an annual yield of 12,5% of the values set out in
                              19.1.2 and 19.1.3, escalating at 9% per annum compounded.

          19.3 To the extent that the amounts paid by the purchaser since 1 July 1996 in respect of rental and to the Industrial Development Corporation differ from the amount of rental due pursuant to 19.2.2, the difference shall be paid by the person or persons by whom it is due within 30 days of the date of signature.

          19.4 The warrantor, who is the sole member of Ferndale and Strydom Park and the seller undertake to procure that Strydom Park and Ferndale comply with the provisions of this clause.

20.  Warranties

          20.1 The following warranties are, unless otherwise stated in respect of any warranty, (in which case the specified period shall apply), given as at the effective date, the warranty date and for the entire period between those dates in respect of the business of the seller. Each of the seller and the warrantor accordingly warrants to the purchaser that except as disclosed in writing to the purchaser prior to the date of signature of this agreement:

                    20.1.1    assets

                              20.1.1.1 and except for agreements entered into in the ordinary course of business, no other person has any rights to or in respect of the sale assets.

                              20.1.1.2 The fixed assets are in good order and condition and fully operational apart from breakdowns (in the ordinary course) on the basis that:

                                        20.1.1.2.1the    purchaser    shall   be
                                                  entitled  to have the same use
                                                  and  enjoyment  of such assets
                                                  as that  which the  seller had
                                                  prior to the date of signature
                                                  of this agreement;

                                        20.1.1.2.2the  seller is  unaware of any
                                                  defects  therein  or any facts
                                                  or  circumstances   which  may
                                                  cause  any of such  assets  to
                                                  break  down  after the date of
                                                  signature of this agreement.

                              20.1.1.3 The seller has maintained a register of the fixed assets in accordance with generally accepted and sound accounting practice.

                              20.1.1.4 Save as set out in appendix 4, none of the sale assets are subject to any mortgage, debenture or notarial bond, cession or pledge or any other encumbrance, or have been purchased under any hire-purchase or suspensive sale agreement or are subject to any lease.

                              20.1.1.5 None of the sale assets is subject to any option or right of first refusal of any person.

                    20.1.2    manner of carrying on business

                              Between 29 February 1996 and the warranty date-

                              20.1.2.1 the seller has continued to carry on the business in the ordinary and regular course;

                              20.1.2.2  the  seller has not  changed  its normal
                                        manner   and  method  of   carrying   on
                                        business;

                              20.1.2.3 save as resulted from the strike between 4 and 29 September 1996, there has been no material adverse change in the financial position of the business;

                              20.1.2.4 no assets have been acquired or sold otherwise than in the ordinary, normal and regular course of the business and without the written consent of the purchaser;

                              20.1.2.5 the seller has not incurred or become committed to incur any capital expenditure in respect of the business save with the consent of the purchaser;

                              20.1.2.6  the  seller  has not  entered  into  any
                                        transaction  save  in the  ordinary  and
                                        regular   course  of   conduct   of  its
                                        business;

                    20.1.3    goodwill and scope of business

                    Between 29 February 1996 and the warranty date the seller will not have done or omitted to do anything which has or will-

                              20.1.3.1  materially prejudice the goodwill; or

                              20.1.3.2  reduce the scope of the business; or

                              20.1.3.3 result in any customer or supplier of the seller ceasing to do business with, or varying the terms on which it does business with, the business.

                    20.1.4    contracts

                              20.1.4.1 All the contracts have been entered into under normal credit terms and are subject to payment in accordance with those terms.

                              20.1.4.2 There is no single contract with a customer or supplier which is of longer duration than 6 months, and the seller is not party to any unusual agreement.

                              20.1.4.3 Save as disclosed in Appendix 5, the seller is not party to any contract with any of its directors or employees requiring more than one month's notice of termination, or entitling any of them to compensation on termination of employment, or to participation in or entitlement to a commission on profit.

                              20.1.4.4 The seller is not party to any agreement which has not been entered into on an arms-length basis and on terms which are normal having regard to the nature of its business.

                              20.1.4.5 Copies of all contracts and other documents submitted to the purchaser in connection with this agreement fully and correctly reflect all the terms and conditions thereof, are not subject to any claim for rectification, and have not been amended in any respect.

                              20.1.4.6 The contracts are in full force and effect and the seller is not in breach of any contract entered into between it and any other person and has complied in all material respects with its obligations under such contract.

                              20.1.4.7 The seller and the warrantor are not aware of any facts, matters or circumstances which may give rise to the cancellation of any of the contracts as a result of any breach thereof by the seller.

                              20.1.4.8 The transaction provided for in this agreement does not constitute a breach of any of the seller's contractual obligations in respect of the business nor will it entitle any person to terminate any contract to which the seller is a party in respect of the business.

                    20.1.5    intellectual property rights

                              20.1.5.1 The business conducted by the seller does not infringe any patent, copyright, trademark or other industrial property rights or any other rights of any other person and no person is entitled to an order requiring the seller to change its name or its trading style, or any of the marks and designs applied by it to its products;

                              20.1.5.2  the   seller   is  the   owner   of  the
                                        trademarks;

                              20.1.5.3 no person has any option or right of first refusal to purchase any of the trademarks and no person other than ABL has been granted any right to use any of the trademarks.

                    20.1.6    laws, regulations, consents, licences and permits

                              20.1.6.1 The condition of the premises from which the business is conducted satisfies the requirements of all relevant authorities for the grant of the same trade licences as are presently held by the seller in respect of the business on terms at least as favourable as those which apply to the seller.

                              20.1.6.2 All instructions which have, from time to time, been issued by any inspector appointed in terms of the Factories Act have been carried out in respect of the premises.

                              20.1.6.3 The seller has complied with all laws and regulations affecting its affairs and business.

                              20.1.6.4 The seller is in possession of all consents, permits and licences necessary for the conduct of its business and affairs, and the seller and the warrantor are not aware of any facts which may give rise to the cancellation of, or failure to renew, any such licences, permits or consents or to their only being renewed subject to the imposition of onerous conditions not presently applicable thereto.

                    20.1.7    labour    laws,    regulations,    determinations,
                              agreements and disputes

                              20.1.7.1  The  seller has  complied  with all wage
                                        determinations       and      industrial
                                        conciliation agreements which apply to it, its business and its employees.

                              20.1.7.2 The seller has complied with the grievance procedures agreed to by it with regard to grievances of and relations with its employees.

                              20.1.7.3 The seller has complied with the labour union recognition agreement (if any) to which it is a party.

                              20.1.7.4 The seller is not party to any labour disputes and is not obliged by law, agreement, judgment or order of court, to reinstate employees who have been dismissed or will be dismissed.

                    20.1.8    insurance

                              20.1.8.1 The seller carries insurance cover in respect of the business and the sale
                                        assets   against   loss   arising   from
                                        accident,   fire,   earthquake,   flood,
                                        burglary,  theft,  employer's liability,
                                        workmen's      compensation,      public
                                        liability,     storm    damage,    civil
                                        commotion, riot or political risk and loss of profits, and such insurance will continue to be effective for a period terminating not earlier than thirty days after the effective date; all premiums due in respect of such insurance have been paid and the seller has complied with all of the conditions to which the liability of the insurers under the policies of insurance will be subject.

                              20.1.8.2 Neither the seller nor the warrantor is aware of any facts, matters or circumstances which may give rise to the cancellation of the policies of insurance referred to in clause 20.1.8.1 or the repudiation of any claims thereunder or to such policies not being renewed in the future or only being renewed subject to the imposition of onerous conditions not presently applicable.

                    20.1.9    employment, leave, remuneration and pension

                              20.1.9.1 No employee or official of the seller is entitled to any exceptional leave privileges, accumulated leave, payment in lieu of leave, pension or the like and none of the terms on which any employee of the business is employed (including without limitation any terms relating to compensation or benefits payable to that employee upon his retrenchment or redundancy) will have been changed since 31 October 1996.

                              20.1.9.2 On the warranty date the seller will not in any material respect have improved the terms of employment of or remuneration payable to any of its employees from that prevailing at 31 October 1996.

                              20.1.9.3 There is no known unfunded deficit in respect of any future liability of any pension or provident fund of which any of the seller's employees are members; provided that if there is any known deficit in respect of services of any such employees, as certified by any
                                        actuary   for  the  time  being  of  the
                                        pension fund, whether the seller has any
                                        liability  in  respect  thereof  or not,
                                        then    without    prejudice    to   the
                                        purchaser's right as a result of the breach of this warranty the purchaser will be entitled to claim payment from the seller and the warrantor jointly and severally, of an amount equal to the amount of such unfunded deficit.

                    20.1.10   restraint of trade

                              The seller is not bound by any restraint of trade agreement.

                    20.1.11   warranties regarding books of account

                              The books and records of the business are up-to-date and have been properly kept according to law and will be capable of being written up within a reasonable time.

                    20.1.12   environmental warranties

                              20.1.12.1 The seller complies with all conditions,
                                        limitations,  obligations,  prohibitions
                                        and   requirements   contained   in  any
                                        environmental       legislation       or
                                        regulations,   by-laws,   or  ordinances
                                        ("environmental legislation") and the warrantors are not aware of any facts or circumstances which may lead to any breach of any environmental legislation;

                              20.1.12.2 no   poisonous,    noxious,   hazardous,
                                        polluting,  dangerous or environmentally
                                        harmful substances or articles have been
                                        produced,  treated, kept at or deposited
                                        at the premises where the seller carries
                                        on business, or have been released or
                                        discharged  from  such  premises  and in
                                        particular   no  matter  or  thing  been
                                        discharged into any public sewer or into any drain or sewer connecting the public sewer and has not contaminated the land surrounding the premises or any water;

                              20.1.12.3 there are no  deficiencies  in the waste
                                        disposal  arrangements  carried on at or
                                        in  respect  of the  premises  which may
                                        lead  to a  failure  by  the  seller  to
                                        comply with any  existing  environmental
                                        legislation   or  which  will  harm  the
                                        environment;

                              20.1.12.4 there  have been no  disputes  claims or
                                        investigations   or  other   proceedings
                                        pending or threatened regarding the use of the seller's premises, or the release of any substances from such premises;

                              20.1.12.5 there  are  no   environmental   claims,
                                        investigations   or  other   proceedings
                                        pending or threatened against the seller in respect of the business and there is no actual or contingent liability of either the seller or the warrantor to make good, repair, reinstate or clean up any property;

                              20.1.12.6 no  water,  whether  surface  or  ground
                                        water, has been contaminated, polluted or the quality thereof altered in such a way that the provisions of any water law whether common law or statutory law will have been breached.

          20.2 The following warranties are, unless otherwise stated in respect of any warranty, (in which case the specified period shall apply), given as at the effective date, the warranty date and for the entire period between those dates in relation to ABL and its business. Each of the seller and the warrantor accordingly warrants to the purchaser that except as disclosed in writing to the purchaser prior to the date of signature of this agreement:-

                    20.2.1    warranties relating to the business of ABL

                              The seller and the warrantor give to the purchaser, in relation to the business of ABL, the same warranties, mutatis mutandis, as are contained in 20.1, other than the warranties set out in 20.1.1. In interpreting such warranties, references to South African legislation shall be deemed to be references to equivalent Lesotho legislation, and references to "the seller" shall, unless intended clearly to refer to the seller, be deemed to refer to ABL;

                    20.2.2    assets of ABL

                              20.2.2.1 ABL owns all of the assets reflected in the ABL 1996 financial statements and has good and marketable title thereto, and except for agreements entered into in the ordinary course of business, no other person has any rights to or in respect of such assets.

                              20.2.2.2 The fixed assets of ABL are in good order and condition and fully operational apart from breakdowns (in the ordinary course) and the seller and the warrantor are unaware of any defects therein or any facts or circumstances which may cause any of such assets to break down after the date of signature of this agreement.

                              20.2.2.3 ABL has maintained a register of the fixed assets in accordance with generally accepted and sound accounting practice.

                              20.2.2.4 None of the assets of ABL are subject to any mortgage, debenture or notarial bond, cession or pledge or any other encumbrance, or have been purchased under any hire-purchase or suspensive sale agreement or are subject to any lease, except as listed in Appendix 4.

                              20.2.2.5 None of the assets of ABL are subject to any option or right of first refusal of any person.

                    20.2.3    warranty regarding registration

                              20.2.3.1 ABL is a private company, duly registered in accordance with the provisions of the Lesotho Companies Act.

                              20.2.3.2  No  steps   have   been   taken  or  are
                                        contemplated to deregister ABL.

                    20.2.4 warranties regarding capital structure and the shares

                              20.2.4.1 The authorised share capital of ABL is M100,000 divided into 100,000 ordinary shares of M1 each.

                              20.2.4.2 The issued share capital of ABL is M100 divided into 100 ordinary shares of M1 each, fully paid and ranking pari passu in every respect, and the seller is the sole beneficial owner of such shares.

                              20.2.4.3 Neither ABL nor its directors, have issued or agreed to issue any further shares (including bonus and capitalisation shares) in the capital of ABL, nor have they passed or agreed to pass any resolution for the increase or reduction of ABL's capital, or for the creation or issue of any debentures or securities, or for the alteration of the memorandum or articles of association of ABL.

                              20.2.4.4 ABL's share premium account, if any, has not been reduced in any manner and ABL has not transferred any amount from its reserves (including its share premium account) or undistributed profits to its share capital or its share premium account.

                              20.2.4.5 No person has any right or option or right of first refusal to acquire any shares in ABL, nor to subscribe for or take up any of the unissued shares in ABL, nor are any of the shares of ABL subject to any lien or other preferential right. In particular, the seller and the warrantor warrant that the seller is entitled to dispose of the ABL shares to the purchaser and that upon delivery the purchaser will be the beneficial owner of the ABL shares to the exclusion of all others.

                              20.2.4.6  No  person  has any  right to  obtain an
                                        order  for  the   rectification  of  the
                                        register of members of ABL.

                    20.2.5    warranties regarding statutory requirements

                              20.2.5.1 ABL has complied with all the provisions of the Lesotho Companies Act, the laws relating to taxation and all other laws and bylaws which affect it and its property.

                              20.2.5.2 All statutory requirements of the Lesotho company and taxation authorities and all other authorities, governmental, municipal or otherwise have been complied with, and there are no matters outstanding in connection with the rendering of returns and the payment of dues and levies.

                    20.2.6    warranties regarding books of account and minutes

                              20.2.6.1 The books and records of ABL are up-to-date and have been properly kept according to law and will be capable of being written up within a reasonable time so as to record all of the transactions of ABL.

                              20.2.6.2 The minute books of ABL contain all of the resolutions passed by the directors and the members of ABL.

                    20.2.7    warranties regarding taxation

                              20.2.7.1  administration

                                        20.2.7.1.1The records of ABL include all
                                                  of the  resolutions  passed by
                                                  the directors and shareholders
                                                  of ABL;

                                        20.2.7.1.2ABL is not a party  to any tax
                                                  objection  or  appeal  nor are
                                                  any      such      proceedings
                                                  threatened  against  or likely
                                                  to be instituted by or against
                                                  ABL, nor are the seller or the
                                                  warrantor    aware    of   any
                                                  circumstances  which  may give
                                                  rise to the institution of any
                                                  such proceedings;

                                        20.2.7.1.3no    queries     have    been
                                                  addressed  to ABL or to any of
                                                  its   representatives  by  any
                                                  official administering any tax
                                                  nor have any  objections  with
                                                  regard to any tax been  lodged
                                                  by ABL  which  have  not  been
                                                  fully disposed of;

                                        20.2.7.1.4ABL has paid or  provided  for
                                                  or will, prior to the warranty
                                                  date,  pay all tax  where  the
                                                  due  date for  payment  of the
                                                  tax  arises on or  before  the
                                                  warranty  date;  in respect of
                                                  any  tax   which  is  due  for
                                                  payment   after  the  warranty
                                                  date,  adequate  provision  or
                                                  reserves  for the  payment  of
                                                  that tax will have been made;

                                        20.2.7.1.5ABL is not  liable  to pay any
                                                  penalty   or    interest    in
                                                  connection  with any claim for
                                                  tax;

                                        20.2.7.1.6ABL  is  not  subject  to  any
                                                  liability  as a result  of the
                                                  re-opening    of    any    tax
                                                  assessment;

                                        20.2.7.1.7all   necessary   information,
                                                  notices  and  returns  (all of
                                                  which  are true  and  accurate
                                                  and  none of  which  has  been
                                                  disputed)  have been  properly
                                                  and timeously submitted by ABL
                                                  and  there  is  no  reason  to
                                                  suppose    that    any    such
                                                  information or return will not
                                                  in due course be  accepted  as
                                                  true  and   accurate   by  the
                                                  taxation     authorities    of
                                                  Lesotho;

                                        20.2.7.1.8ABL has  deducted  or withheld
                                                  all tax  which it is  required
                                                  by  law  to  deduct  from  any
                                                  payment  to any person and has
                                                  accounted  to tax  authorities
                                                  for all tax so deducted;

                                        20.2.7.1.9ABL  has  timeously  lodged  a
                                                  claim for any refund of tax to
                                                  which   ABL   is  or   may  be
                                                  entitled;

                              20.2.7.2  deductible payments

                                        no rents, interest, annual payments or other similar expenditure incurred by ABL and claimed in respect of any year ended on or before 29 February 1996 will be disallowed as a deduction wholly or in part from the income of ABL.

          20.3      disclosure

                    All facts and circumstances material to this transaction and not known to the purchaser, or which would be material or would be reasonably likely to be material to a purchaser of the business, including the Lesotho shares and to the purchase price thereof have been disclosed to the purchaser.

          20.4 The liability of the warrantor and the seller under the warranties is joint and several.

          20.5 Each of the warranties set out above is without prejudice to any other warranty and shall not be limited by any other clause of this agreement.

          20.6 Each warranty shall be deemed to be material and to be a material representation inducing the purchaser to enter into this agreement.

          20.7 The fact that the seller and the warrantor have given the purchaser the express warranties set out above shall not in any way be construed as relieving the seller and the warrantor in any way from any liability which they may have at common law arising out of a failure to disclose any fact in relation to the business or affecting this agreement.

          20.8 The warrantor and the seller jointly and severally indemnify and hold the purchaser harmless from and against any loss, damages, claims, actions, liabilities, costs or expenses of any nature whatsoever and howsoever incurred, which are suffered or sustained by the purchaser pursuant to any breach by the seller or the warrantor of any of the warranties contained in this agreement.

          20.9 The rights and remedies of the purchaser in respect of any breach of the warranties shall not be affected by completion or by the purchaser failing to exercise or delaying the exercise of any right or remedy, except a specific and due authorised written waiver or release, and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

21.  Confidentiality

          21.1 Without the prior written consent of the other parties, each party will keep confidential and will not disclose to any person -

                    21.1.1 the details of this agreement, the details of the negotiations leading to this agreement, and the information handed over to such party during the course of negotiations, as well as the details of all the transactions or agreements contemplated in this agreement; and

                    21.1.2 all information relating to the business or the operations and affairs of the parties (together "confidential information").

          21.2 The parties agree to keep all confidential information confidential and to disclose it only to their officers, directors, employees, consultants and professional advisers who:

                    21.2.1 have a need to know (and then only to the extent that each such person has a need to know);

                    21.2.2 are aware that the confidential information should be kept confidential;

                    21.2.3 are aware of the disclosing party's undertaking in relation to such information in terms of this agreement; and

                    21.2.4 have been directed by the disclosing party to keep the confidential information confidential and have undertaken to keep the confidential information confidential.

          21.3 The obligations of the parties in relation to the maintenance and non-disclosure of confidential information in terms of this agreement do not extend to information that:

                    21.3.1 is disclosed to the receiving party in terms of this agreement but at the time of such disclosure such information is known to be in the lawful possession or control of that party and not subject to an obligation of confidentiality;

                    21.3.2 is or becomes public knowledge, otherwise than pursuant to a breach of this agreement by the party who disclosed such confidential information;

                    21.3.3 is required by the provisions of any law, statute or regulation, or during any court proceedings, or by the rules or regulations of any recognised stock exchange to be disclosed and subject to the provisions of clause 21.4, the party required to make the disclosure has taken all reasonable steps to oppose or prevent the disclosure of and to limit, as far as reasonably possible, the extent of such disclosure and has consulted with the other parties prior to making such disclosure.

          21.4 Before any announcement or statement is made as required by any law, statute or regulation, or the rules or regulations of any recognised stock exchange, the parties shall use their best endeavours to provide the other parties with a written draft of the proposed announcement at least 48 hours before the proposed time of the announcement and the participants shall also use their best endeavours to agree the wording and timing of all public announcements and statements relating to confidential information. If a written draft of the proposed announcement cannot be provided to the other parties or agreement cannot be reached, by the time that any such announcement or statement must be made, the party in question shall be free to make the relevant announcement or statement notwithstanding that such agreement has not been reached, but in so doing it shall not disclose more than the minimum information that it is compelled to disclose. Copies of any public announcement or statement shall be given to each other party in the most expeditious manner reasonably available.

22.  Restraints

          22.1 The seller and the warrantor undertake to the purchaser that for a period commencing on the effective date and terminating on 30 June 2002 they will not, whether directly or indirectly, compete with the purchaser or be interested in any business which trades in any field of activity which is similar to any of the fields of activity referred to in 22.2 and within any of the areas of restraint set out in 22.3.

          22.2 The fields of activity is respect of which the restraint applies will be -

                    22.2.1 each and every activity conducted by the seller and ABL on the warranty date or the preceding 12 month period;

                    22.2.2 any activity which is similar to an activity contemplated in clause 22.2.1;

                    22.2.3 any new activity which is planned to be undertaken by the seller or ABL as at the warranty date.

          22.3 The areas of restraint referred to in 22.1 shall be South Africa, Lesotho, Swaziland, Mozambique, Zimbabwe, Botswana, Namibia and the Indian Ocean Islands.

          22.4 For purposes of this clause, the seller and the warrantor shall be deemed to be so "interested in a business", or "competing with the purchaser" if either of them becomes engaged or interested, whether directly or indirectly, and whether as proprietor, partner, shareholder, agent, consultant, financier or otherwise, in any company, firm, business or undertaking which carries on business in any of the fields referred to in 22.2 or in any of the areas referred to in 22.3.

          22.5      The seller and the warrantor acknowledge that:

                    22.5.1 the clients of the purchaser are or could be drawn from all of the areas in which the restraints are to be operative;

                    22.5.2 the purchaser would suffer substantial damage if the seller or the warrantor were to operate a business similar to that carried on by the purchaser within the area to which, and during the time in which, the restraints are to apply; and

                    22.5.3 the restraints are the minimum restraint required by the purchaser to provide protection against unfair competition. Should the reasonableness of any provision contained in this clause be disputed, the onus of providing that the provision is unreasonable will rest on the party alleging that the provision is unreasonable.

          22.6 Each and every restraint contained in this clause is separate and divisible from every other restraint in this clause and from any other restraint so that if any one of the restraints is or becomes unenforceable for any reason that restraint will be severable and will not affect the validity of any other restraint contained in this clause.

23.  Value-added tax

          23.1 The parties record their understanding that the sale of the business falls within the ambit of section 11(1)(e) of the Value Added Tax Act, 89 of 1991, as amended, and accordingly value-added tax is payable on the sale at the rate of zero percent.

          23.2 However, it is recorded that if the sale of the business in terms of this agreement is subject to value-added tax, the purchaser will pay to the seller value-added tax at the prescribed rate on the purchase price against presentation of the relevant tax invoice.

24.  Breach

          24.1 If a party breaches any provision of this agreement and remains in breach for 14 days after written notice to that party requiring that party to rectify that breach, the aggrieved party shall be entitled, at its option:

                    24.1.1 to sue for immediate specific performance of any of the defaulting party's obligations under this agreement, whether or not such obligation is then due and to require the defaulting party to provide security to the satisfaction of the aggrieved party for the defaulting party's obligations; or

                    24.1.2 to cancel this agreement, in which case written notice of the cancellation shall be given to the defaulting party, and the cancellation shall take effect on the giving of the notice. Neither party shall be entitled to cancel this agreement unless the breach is a breach of a term which goes to the root of this agreement, and the remedy of specific performance or damages would not adequately prevent the aggrieved party from being materially prejudiced.

          24.2 If the breach is a breach of warranty as at a particular date, notice to remedy such breach shall be given and the breach shall be deemed to have been remedied if:

                    24.2.1 the defaulting party is able, within the period of the notice, to prevent the aggrieved party from being prejudiced or to make good any prejudice suffered, and does so; or

                    24.2.2 the defaulting party is able, but not within the period of the notice, to prevent the aggrieved party from being prejudiced or to make good any prejudice suffered within the period of the notice, and undertakes to do so and furnishes such security in support of the undertaking as the aggrieved party may require.

          24.3 If the defaulting party is the purchaser or FSAH, and the breach is the non-payment of any instalment of the purchase price or a failure to comply with clause 6.3, and if the purchaser fails to remedy such breach after having been given notice to do so in accordance with this clause, the seller shall be entitled to cancel this agreement and if the seller does so the seller shall be entitled to have the intellectual property which is the subject of the intellectual property agreement assigned to the seller for no consideration. The seller shall, in the event of cancellation, deliver to FSAH, for no consideration, the FSAH "B" shares forming part of the purchase price together with blank signed transfer forms and shall be entitled to a penalty as follows:-

                    24.3.1 FSAH shall forfeit to the seller all of the issued shares of the purchaser and shall deliver to the seller the share certificates in respect of such shares, together with blank signed transfer forms and letters of resignation of the directors of the purchaser; and

                    24.3.2    the  seller  shall  retain  all   trademarks   and
                              intellectual   property,  and  cash  paid  by  the
                              purchaser on account of the purchase price.

                    Alternatively, and at the election of the seller, the seller may claim damages.

          24.4 The aggrieved party's remedies in terms of this clause are without prejudice to any other remedies to which the aggrieved party may be entitled in law.

25.  Mediation and arbitration

          25.1 Should any disputes or differences whatsoever arise at any time between the parties concerning this agreement or its construction or effect or as to the rights, duties and/or liabilities of the parties or either of them under or by virtue of this agreement or otherwise or as to any other matter in any way arising out of the subject matter of this agreement then either party:

                    25.1.1 may declare a dispute by delivering the details of the dispute to the other party, and

                    25.1.2 request that the dispute be referred by the parties, without legal representation, to mediation by a single mediator at a place and time to be determined by him.

          25.2 If, within 30 days of the delivery of the declaration of a dispute, the parties have not agreed to accept mediation then the dispute shall be determined by arbitration as prescribed below.

          25.3 If the parties agree to mediation then the mediator shall be:

                    25.3.1 selected by agreement between the parties, or, failing agreement,

                    25.3.2 nominated on the application of either party by the president for the time being of the Law Society of Transvaal, or its principal successor in title.

          25.4 The mediator shall, at his entire discretion, determine whether the reference to him shall be made in the form of written and/or oral representations providing that, in making this determination, he shall consult the disputing parties and be guided by their desires of the form in which the representations are to be made.

          25.5 The mediator shall, within a reasonable period after receiving the representations, express in writing an opinion on the matter and shall include his detailed reasons leading to the opinion.

          25.6 The mediator shall deliver a copy of his opinion to each party.

          25.7 The opinion so expressed by the mediator shall be final and binding on the parties unless either party within 30 days of the delivery of the opinion, notifies the other party of the first party's unwillingness to accept the opinion.

          25.8 The costs of mediation shall be determined by the mediator and shall comprise:

                    25.8.1    the mediator's expenses, and

                    25.8.2 a fee which shall have been previously agreed by the parties.

                    The costs shall be borne equally by the 2 parties and shall be due and payable to the mediator on presentation to them of his written account.

          25.9 Each party shall bear the costs of any legal advice that party may have obtained in connection with the mediation.

          25.10 The expressed opinion of the mediator shall not prejudice the rights of the parties in any manner whatsoever in the event of their proceeding to arbitration.

          25.11 Any decision given by any representative of the parties in accordance with any provision of this agreement prior to or during the mediation shall not disqualify him from being called as a witness and giving evidence before the arbitrator on any matter whatsoever relevant to the dispute or difference so referred to the arbitrator as provided in this clause.

          25.12 If either party to this agreement be unwilling to accept mediation or be unwilling to accept the opinion expressed by the mediator then either party may, by written notice delivered to the other, within 30 days of the declaration of the dispute if there be no mediation or within 30 days of the issue of the mediator's opinion if mediation takes place, require that the dispute be referred to arbitration.

          25.13 Such arbitration shall be by a single arbitrator who shall be:

                    25.13.1 selected by agreement between the parties or, failing such agreement;

                    25.13.2 nominated on the application of either party by the chairman for the time being of the Association of Arbitrators.

          25.14 The arbitrator shall have power to open up, review and revise any certificate, opinion, decision, requisition or notice relating to all matters in dispute submitted to him and to determine all such matters in the same manner as if no such certificate, opinion, decision, requisition or notice had been issued.

          25.15 Upon every or any such reference, the costs of and incidental to the reference and award shall be in the discretion of the arbitrator, who may determine the amount of the costs, or direct them to be taxed as between attorney and client or as between party and party and shall direct by whom and to whom and in what manner they shall be borne and paid.

          25.16 The award of the arbitrator shall be final and binding on the parties.

          25.17 In all respects the arbitration shall be conducted in accordance with the Rules for the Conduct of Arbitrations published by the Association of Arbitrators and current at the date the arbitrator is appointed or nominated.

26.  Costs

          26.1      Each party will bear its own costs of and  incidental to the
                    negotiation,   preparation   and   implementation   of  this
                    agreement.

          26.2 Any costs, including attorney and own client costs, incurred by a party arising out of the breach by any other party of any of the provisions of this agreement shall be borne by the party in breach.

27.  Miscellaneous matters

          27.1      addresses for service of legal documents

                    27.1.1 The parties choose the following physical addresses at which documents in legal proceedings in connection with this agreement may be served (ie their domicilia citandi et executandi):

                              27.1.1.1  the seller and the warrantor:

                                        Cnr Lyn  Road  and  Hans  Strydom  Drive
                                        Ferndale Ext 4 Randburg

                              27.1.1.2  the purchaser, FSAH and FSAC:

                                        Europair  Building Grader Rd Spartan Ext
                                        3 Kempton Park

                    27.1.2 The notice shall be deemed to have been duly given on delivery. All notices will be delivered.

                    27.1.3 A party may change that party's address for this purpose, by notice in writing to the other party.

                    27.1.4 A party may change that party's address for this purpose to another physical address in the Republic of South Africa, by notice in writing to the other party.

          27.2      entire contract

                    This agreement contains all the express provisions agreed on by the parties with regard to the subject matter of the agreement and the parties waive the right to rely on any alleged express provision not contained in the agreement.

          27.3      no representations

                    No party may rely on any representation which allegedly induced that party to enter into this agreement, unless the representation is recorded in this agreement.

          27.4      variation, cancellation and waiver

                    No contract varying, adding to, deleting from or cancelling this agreement, and no waiver of any right under this agreement, shall be effective unless reduced to writing and signed by or on behalf of the parties.

          27.5      indulgences

                    If any party at any time breaches any of that party's obligations under this agreement, the other party ("the aggrieved party"):

                    27.5.1    may at any time after  that  breach  exercise  any
                              right that became exercisable directly or indirectly as a result of the breach, unless the aggrieved party has expressly elected in writing or by clear and unambiguous conduct, amounting to more than mere delay, not to exercise the right. (If the aggrieved party is willing to relinquish that right the aggrieved party will on request do so in writing.) In particular, acceptance of late performance shall for a reasonable period after performance be provisional only, and the aggrieved party may still exercise that right during that period;

                    27.5.2    shall  not  be  estopped   (ie   precluded)   from
                              exercising the aggrieved party's rights arising out of that breach, despite the fact that the aggrieved party may have elected or agreed on one or more previous occasions not to exercise the rights arising out of any similar breach or breaches.

          27.6      cession

                    No party may cede that party's rights or delegate that party's obligations without the prior written consent of the other parties, which shall not be unreasonably withheld.

          27.7      applicable law

                    This agreement shall be interpreted and implemented in accordance with the law of the Republic of South Africa.

          27.8      jurisdiction

                    The parties consent to the non-exclusive jurisdiction of the Witwatersrand Local Division of the Supreme Court.


Signed at Johannesburg on 14 January 1997.

As witness:                              for BURRE BAKERIES CC
----------

/s/ Danie Erasmus                        /s/ Wolfgang Burre
---------------------------------        ---------------------------------------
                                         who warrants that he is duly authorised


Signed at Johannesburg on 14 January 1997.


As witness:                              for WOLFGANG FRITZ
----------                               ALFRED BURRE

/s/ Danie Erasmus                        /s/ Wolfgang Burre
---------------------------------        ---------------------------------------


Signed at Johannesburg on 14 January 1997.

As witness:                              for ASTORIA BAKERY
----------                               (PROPRIETARY) LIMITED

/s/ John Bellew                          /s/ Corrie Roodt     /s/ Wolfgang Burre
----------------------------------       ---------------------------------------
                                         who warrants that he is duly authorised


Signed at Johannesburg on 14 January 1997.

As witness:                              for FIRST SOUTH AFRICAN HOLDINGS
----------                               (PROPRIETARY) LIMITED


/s/ John Bellew                          /s/ Corrie Roodt
---------------------------------        ---------------------------------------
                                         who warrants that he is duly authorised


Signed at Johannesburg on 14 January 1997.

As witness:                              for FIRST SOUTH AFRICA CORP., LTD
----------

/s/ John Bellew                          /s/ Corrie Roodt
---------------------------------        ---------------------------------------
                                         who warrants that he is duly authorised

                                A G R E E M E N T




                                     between




                             THE BURRE FAMILY TRUST



                                       and



                          FIRST SOUTH AFRICA CORP., LTD

1.   DEFINITIONS

     In this agreement the following terms will have the meanings assigned to them in this clause:

     1.1  The ASSIGNEE:

          First South Africa Corp., Ltd
          2665 South Bayshore Drive
          Coconut Grove
          Florida 33133
          United States of America

     1.2  The ASSIGNOR:

          The Burre Family Trust
          Fairbairn Reads Trust Company Limited
          Fairbairn House
          Rohais
          St Peter Port
          Guernsey GY1 3LT
          Channel Islands

     1.3  The COMMENCEMENT DATE:

          1 July 1996

     1.4  The COPYRIGHT:

          The copyright worldwide in the WORKS.

     1.5  PARTY:

          One of the PARTIES.

     1.6  The PARTIES:

          The ASSIGNEE and the ASSIGNOR.

     1.7  The WORKS:

          The recipes to be delivered pursuant to 3.2, being recipes owned by the ASSIGNOR and all future recipes created by the ASSIGNOR.

     1.8  The KNOW-HOW:

          The information associated with the WORKS and necessary to exercise the COPYRIGHT.

2.   INTRODUCTION

     2.1  The ASSIGNOR owns the COPYRIGHT and the KNOW-HOW.

     2.2 The ASSIGNOR has agreed to assign the COPYRIGHT and the KNOW-HOW to the ASSIGNEE subject to the terms and conditions of this agreement and with effect from the COMMENCEMENT DATE.

3.   ASSIGNMENT

     3.1 The ASSIGNOR hereby assigns the whole of the COPYRIGHT and the KNOW-HOW to the ASSIGNEE, together with all accrued rights in the COPYRIGHT and the KNOW-HOW, including the right to claim relief for infringements of the COPYRIGHT and the KNOW-HOW which may have occurred prior to the COMMENCEMENT DATE, which assignment the ASSIGNEE hereby accepts.

     3.2 The ASSIGNOR undertakes to deliver the WORKS to the ASSIGNEE within 48 hours of signature of this agreement.

4.   ACKNOWLEDGMENTS

     4.1 The ASSIGNOR acknowledges that after the COMMENCEMENT DATE the ASSIGNEE will be entitled freely and upon such terms and conditions as the ASSIGNEE deems fit:

          4.1.1 To license, assign, and otherwise deal with the COPYRIGHT, the KNOW-HOW and the WORKS; and

          4.1.2 To modify and adapt the WORKS, whether to suit the needs of the ASSIGNEE or those of any third party.

     4.2 The ASSIGNOR acknowledges that this agreement transfers to the ASSIGNEE and terminates all its rights to make use or avail itself of the COPYRIGHT and the KNOW-HOW.

5.   WARRANTY

     The  ASSIGNOR hereby warrants that:

     5.1 It is the sole owner of the COPYRIGHT and the KNOW-HOW existing at the

COMMENCEMENT DATE.

     5.2 It will be entitled to assign the whole of the future COPYRIGHT and the KNOW-HOW to the ASSIGNEE.

     5.3 As the case may be, the WORKS are and will be original and their making has and will not constitute an infringement of the copyright or any other rights of any third party.

     5.4  Copyright does and will subsist in the WORKS, as the case may be.

6.   REMUNERATION

     In consideration for the assignment of the COPYRIGHT and the KNOW-HOW, the ASSIGNEE paid to the ASSIGNOR on 24 October 1996, the US Dollar equivalent of R6000000, together with interest in an amount of US$40000.

7.   COMMENCEMENT

     This agreement will be deemed to have commenced on the COMMENCEMENT DATE.

8.   ADDRESSES

     The PARTIES select the addresses set out in clauses 1.1 and 1.2 to this agreement respectively as their addresses for the receipt of any written notices required under this agreement or in respect of legal process relating to any dispute connected with or arising from this agreement.

9.   INTERPRETATION

     9.1  Clause   headings  in  this   agreement   will  not  be  used  in  its
interpretation.

     9.2 Unless the context clearly indicates a contrary intention an expression in this agreement which denotes the singular will include the plural and vice versa.

10.  ENTIRE CONTRACT

     This agreement constitutes the entire contract, and supersedes all previous agreements and understandings, between the PARTIES with regard to the ?matters dealt with in this agreement and no representations, terms, conditions or warranties not contained in this agreement will be binding on the PARTIES.

11.  VARIATION, CANCELLATION, AND WAIVER

     No  agreement  varying,   adding  to,  deleting  from  or  cancelling  this
agreement, and no waiver
of any right under this agreement, will be effective unless reduced to writing and signed by or on behalf of the PARTIES.

12.  INDULGENCES

     No indulgence granted by a PARTY will constitute a waiver of any of that PARTY's rights under this agreement. Accordingly, that PARTY will not be precluded, as a consequence of having granted such indulgence, from exercising any rights against the other which may have arisen in the past or which may arise in the future.

13.  CESSION AND DELEGATION

     The ASSIGNEE shall be entitled to cede its rights and delegate its obligations under this agreement only to its subsidiary, First South African Holdings (Pty) Ltd, without reference to the ASSIGNOR.

14.  GOVERNING LAW

     This agreement shall be governed by and construed in accordance with the laws of the Republic of South Africa.


Signed at Johannesburg on 14 January 1997.


As witness:
-----------

/s/ Danie Erasmus                            /s/ Wolfgang Burre
_____________________________________        __________________________________
                                             THE ASSIGNOR



Signed at Johannesburg on 14 January 1997.


As witness:
-----------


/s/ John Bellew                              /s/ Corrie Roodt
_____________________________________        __________________________________
                                             THE ASSIGNEE

                                   Appendix 2

                              Management Agreement

                              MANAGEMENT AGREEMENT

                                     between

                           WOLFGANG ALFRED FRITZ BURRE
                                 ("the Manager")
                                  -------------



                                       and



               FIRST SOUTH AFRICAN HOLDINGS (PROPRIETARY) LIMITED
                         (Registration No. 95/03959/07)
                                    ("FSAH")
                                      ----



                                       and



                      ASTORIA BAKERY (PROPRIETARY) LIMITED
                         (Registration No. 96/10419/07)
                                 ("the Company")
                                   -----------

               --------------------------------------------------
                              Webber Wentzel Bowens

1    Introduction

     1.1 The Company has entered into an agreement to purchase the business of Burre Bakeries CC, formerly Astoria Bakery CC, ("the sale agreement").

     1.2 The parties wish to enter into an agreement on the terms and conditions set out below.

2    Period

     Notwithstanding its date of signature, this agreement shall be effective from 1 July 1996 and, save for the provisions of clauses 13 and 14, which shall endure for the period specified therein and for clauses 15, 16 and 17, which shall endure until all matters and disputes arising from this agreement have been resolved, shall continue for a period of 3 years terminating on 30 June 1999.

3    Appointment

     The Company appoints the Manager as its Manager to render to the Company the services set out in this agreement, and the Manager accepts this appointment, on the terms and conditions of this agreement. The relationship of the Company and the Manager shall be that of employer and employee.

4    Directorships and related matters

     4.1 FSAH and the Company undertake to procure that the Manager will be appointed as managing director and Chairman of the Company and of Astoria Bakery Lesotho (Pty) Ltd, ("ABL"). The Manager, in his capacity as a director of the Company and ABL, will not be subject to rotation or retirement.

     4.2 The Manager may appoint an alternate director in respect of ABL and the Company.

     4.3 FSAH and the Company undertake to procure that the board of directors of ABL will initially be comprised of the following persons:-

          4.3.1 the Manager;

          4.3.2 Mr Wilfried Wesslau; and

          4.3.3 Mr Dagmar Blankner.

     4.4 FSAH and the Company undertake to procure that the board of directors of the Company will initially be comprised of the following persons:-

          4.4.1 the Manager;

          4.4.2 Mrs H Hoffman; and

          4.4.3 Mr CJ Roodt.

5    Management of the business

     5.1 Subject to clause 6 the Manager, as managing director and Chairman of the Company, will be responsible for planning and supervising the operations of the Company and its subsidiaries in accordance with this agreement. The Manager shall ensure that the businesses of the Company and its subsidiaries are run on proper business principles and that proper provision is made for the ongoing growth and development of such business. In particular the Manager shall ensure that the businesses are not run so as to maximise short term profit at the expense of longer term interests.

     5.2 The Manager shall devote such time and attention (both during and after business hours) to the performance of his duties as the businesses of the Company and its subsidiaries may require. It is recorded (without limiting the obligations of Manager to perform his duties) that the parties anticipate that the Manager will be required to devote 100% of his working time to the affairs of the Company and its subsidiaries.

     5.3 The parties record that it is their intention and the spirit of their relationship that the expertise of the Manager in running the business, and the Manager's understanding of the market should be relied upon, exploited for the benefit of the Company and its subsidiaries and transferred to other members of management. Accordingly, the Manager undertakes, as part of his responsibilities, to train the staff of the Company and its subsidiaries and shall actively transfer his knowledge concerning the Company's and its subsidiaries' business to other staff members.

     5.4 FSAH and the Company acknowledge that the Manager has other existing business interests, which the Manager shall be entitled to pursue and develop, provided that the Manager shall not place such other interests ahead of the interests of the Company and its subsidiaries and provided further that the affairs of the Company and its subsidiaries shall have first call upon the time and energies of the Manager.

     5.5 The Manager shall be entitled to develop new business interests with the prior written consent of the Company and FSAH. Such consent shall not be unreasonably withheld. The consent will not be deemed to be unreasonably withheld if, inter alia, the proposed business is in breach of the restraints set out in clause 14 or if the Company or FSAH reasonably considers that the business would divert too much of the time and attention of the Manager away from, or otherwise interfere with, the performance of the Manager's duties under this agreement.

6    Matters requiring consent of FSAH

     Decisions in respect of the following fundamental matters affecting the Company and each of its subsidiaries shall require the prior written consent of FSAH, which shall not be unreasonably withheld:-

     6.1 the approval of the annual budget, annual business plan, lease expenditure and capital expenditure budgets and any amendment of the annual business plan or the budgets;

     6.2 the conclusion of any material contracts outside the ordinary course of business;

     6.3  the voluntary liquidation of the company concerned;

     6.4 any capital investment or expenditure, however financed, in excess of R500000 or any disposal of any of the capital assets of the company, the sale proceeds or book value of which is in excess of R500000;

     6.5 any sale, assignment, transfer or other disposition by the company of any intangible assets such as goodwill, logos, names, trademarks, copyright, patents or licences, or trademark, patent or licence agreements;

     6.6 any material change in the accounting policies as used for the audited financial statements of any such company;

     6.7 the furnishing by any such company of any encumbrances over any of its assets or of any guarantees, suretyships, undertakings, indemnities or other forms of intercession for the obligations of third parties;

     6.8  the   acquisition   or   incorporation   of  any  direct  or  indirect
          subsidiaries;

     6.9 the acquisition of any shares or interest in any company, other form of legal entity, business, partnership or other undertaking of whatever nature;

     6.10 the cessation of any material contract;

     6.11 the incurrence of any general banking facilities, whether or not utilised, any liability or borrowing, whether interest-bearing or not, (collectively "borrowings") where such borrowings exceed R100000;

     6.12 the disposal by any such company of:

          6.12.1 its business; or

          6.12.2 any asset not in the ordinary course of business;

     6.13 the payment of remuneration or fees to directors in their capacity as directors or employees;

     6.14 the appointment or removal of the auditors of any such company;

     6.15 any increase or reduction in the salaries payable to any of the Manager, or Mrs Hoffman, Mr Wesslau or Mrs Blankner; and

     6.16 any material change to the core nature of the business of such company or in the way such business is conducted.

7    Remuneration

     7.1 The remuneration of the Manager and the manner in which that remuneration is structured shall be determined by agreement of the parties from time to time, it being the intention of the parties that the Manager shall be remunerated at market-related rates for services rendered pursuant to this agreement. It is recorded that the remuneration has been calculated on the assumption that the Manager will devote 100% of his working time to the performance of his duties under this agreement.

     7.2 The Company undertakes to accommodate, where possible, reasonable requests from the Manager relating to the structuring of his remuneration, provided that there are no negative taxation or other consequences to the Company arising from such structuring. The initial remuneration of the Manager is R500000, payable monthly in arrear in 12 equal monthly instalments, commencing 1 July 1996.

     7.3  The remuneration of the Manager shall be reviewed annually by FSAH.

     7.4 The Manager shall be entitled to become a member of the medical aid scheme utilised by the Company and the Company shall pay 100% of the Manager's membership fees.

     7.5 The Manager shall be entitled to life and disability cover, on the same basis as senior employees of the Company, in terms of the Company's group life scheme,

          (if any), from time to time.

     7.6 The Manager shall be entitled to become a member of any pension or provident fund established by the Company for employees of his or similar status, in accordance with the rules of such fund.

8    Refund of disbursements and expenses

     The Company shall refund to the Manager any disbursements made or expenses incurred by the Manager in the course of the exercise of his duties provided that vouchers supporting claims are submitted.

9    Holiday leave

     The Manager shall be entitled to 30 working days leave on full pay for each 12 month period, which leave shall accrue on a pro rata monthly basis and shall be taken at a time mutually acceptable to the Manager and the Company. Any leave accruals in excess of 10 days at the end of the Company's financial year shall, save with the written agreement of the board of the Company, be forfeited.

10   Sick leave

     10.1 Subject to 10.2, the Manager shall be entitled to 30 days sick leave per completed 12 month cycle of employment.

     10.2 Notwithstanding   10.1,   should  the  Manager  be  precluded  through
          medically substantiated chronic ill health from performing his duties, then the Company undertakes-

          10.2.1 for the first 90 days of such indisposition, to pay the Manager at the full rate of his remuneration; and

          10.2.2 for the next 90 days of such indisposition, to pay the Manager at the rate of half of his remuneration;

                 provided that if, after the lapse of an aggregate of 180 days, the Manager is unable to resume or properly perform his duties, the Manager shall be deemed to be in default and the provisions of clause 15 shall apply.

11   Copyright

     11.1 The Manager acknowledges that the Company or its nominee shall become the owner of the copyright in any work which is eligible for copyright and which is created or executed by the Manager, whether alone or with others, in the course and scope of the performance of his duties under this agreement.

     11.2 In so far as it may be necessary, the Manager assigns to the Company or, in the event of the Company appointing a nominee, such nominee, the copyright in any such work.

12   Access to information

     There shall be made available to the Manager full and free access to all information for investigating and verifying the affairs of the Company and its assets, liabilities and financial position including, without prejudice to the generality of the foregoing, full and free access to all trading records, accounts, books, bank statements and other financial records of the Company.

13   Confidentiality

     13.1 The Manager shall, during the period of this agreement and thereafter, not disclose to any person whomsoever any information of any nature regarding the Company, its group companies, its licensors, trading partners or other associates or their businesses except to the extent that:-

          13.1.1 it is required for or in the discharge of his duties and functions hereunder; or

          13.1.2 he is reasonably required to do so in order to protect his rights under this agreement, or is required to do so under the provisions of any law which is binding on the Manager; or

          13.1.3 such information is in the public domain other than as a result of a breach of this clause by the Manager.

     13.2 The Manager shall not, during his employment or thereafter, directly or indirectly use or divulge (except as required by the terms and nature of his employment) any of the trade secrets of the Company, its group companies, licensors, trading partners or other associates. For this purpose the term "trade secrets" shall include but shall not be limited to the following matters:-

          13.2.1 knowledge of and factors which constitute an influence over the Company's clients and business associates;

          13.2.2 the contractual arrangements between the Company and its business associates;

          13.2.3 the financial details of the Company's relationship with its business associates;

          13.2.4 the financial details (including terms) relating to the Company's clients;

          13.2.5 the names of clients and prospective clients;

          13.2.6 details of the Company's financial structure and operating results;

          13.2.7 details of the remuneration paid by the Company to its various employees and their duties;

          13.2.8 the systems employed by the Company in the conduct of its business;

          13.2.9 the know-how and other information and techniques employed by the Company in the conduct of its business; and

         13.2.10 other matters which relate to the business of the Company and in respect of which information is not readily available in the ordinary course of business to a competitor of the Company.

14   Restraints and competing businesses

     14.1 The Manager undertakes to FSAH, the Company and each of the Company's subsidiaries that for a period of 6 years commencing on 1 July 1996 and terminating on 30 June 2002 he will not, without the prior written consent of FSAH and the Company, and whether directly or indirectly as shareholder, employee, financier, director, agent, officer, consultant, adviser or otherwise-

          14.1.1 compete with the Company in the fields of activity referred to in 14.2 within the areas of restraint set out in 14.3;

          14.1.2 persuade, induce, encourage or procure any employee of the Company, or any person who was an employee of the Company during the previous twelve months, to become employed by or interested in any manner whatever in any field of activity referred to in 14.2, or to terminate his employment with the Company.

     14.2 The fields of activity in respect of which the restraint applies will be -

          14.2.1 the business of the manufacture, distribution and retailing of bread, pastries and other confectionery products;

          14.2.2 (as a separate restraint) any new business actively carried on, or which the Company or any of its subsidiaries can demonstrate in writing is actively contemplated by the Company or such subsidiary at the date of termination of this agreement or any extension of this agreement.

     14.3 The areas of restraint referred to in this 14 shall be:-

          14.3.1 the Republic of South Africa;

          14.3.2 (as a separate restraint) Lesotho;

          14.3.3 (as a separate restraint) Swaziland;

          14.3.4 (as a separate restraint) Botswana;

          14.3.5 (as a separate restraint) Namibia;

          14.3.6 (as a separate restraint) Zimababwe;

          14.3.7 (as a separate restraint) Mozambique; and

          14.3.8 (as a separate restraint) the Indian Ocean Islands.

     14.4 The Manager acknowledges-

          14.4.1 that the customers of the Company and its subsidiaries are or could be drawn from all of the areas in which the restraints are to be operative;

          14.4.2 that the Company, its subsidiaries and FSAH would suffer substantial damage if the Manager were to operate a business similar to that carried on by the Company or any of its subsidiaries within the area to which, and during the time in which, the restraint is to apply;

          14.4.3 that the restraint is the minimum restraint required by FSAH, the Company and the Company's subsidiaries to provide protection against unfair competition upon termination of employment and, moreover, that the restraint will not prevent the Manager from obtaining a comparable position elsewhere should his employment terminate and that in the circumstances it is fair and reasonable, and necessary for the protection of the interests of the Company, its subsidiaries and FSAH that the Manager should be restrained in the manner set out in this clause. Should the reasonableness of any provision contained in this clause be disputed, the onus of proving that the provision is unreasonable will rest on the Manager.

     14.5 Each and every restraint contained in this clause is separate and divisible from every other restraint in this clause and from any other restraint so that if any one of the restraints is or becomes unenforceable for any reason, that restraint will be severable and will not affect the validity of any other restraint contained in this 14 or otherwise.

     14.6 Insofar as the restraints are considered by the parties to be reasonable in all the circumstances, they agree that if the restraints, taken together, are adjudged to go beyond what is reasonable in all the circumstances but would be adjudged reasonable if part or parts of the wording of the restraints were deleted or modified, the restraints shall apply with such words deleted or modified.

     14.7 The restraints contained in this clause will be capable of being enforced by FSAH, or the Company or any of the Company's subsidiaries, individually or collectively by any of them.

     14.8 Each subsidiary of the Company may at any time accept the benefits conferred on it by this clause by notice in writing given to the Company and the Manager.

15   Default

     15.1 If a party:-

          15.1.1 commits a material breach of any provision going to the root of this agreement and fails to remedy the breach within 10 days of written notice to do so;

          15.1.2 commits a second or subsequent breach of this agreement after having remedied an earlier similar breach during the preceding 12 months after written notice to do so;

          15.1.3 takes steps to place itself, or is placed, in liquidation or sequestrations, whether voluntary or compulsory, or in judicial management, in either case whether provisionally or finally;

          15.1.4 (in the case of the Manager) does or omits to do anything, and such act or omission would justify the summary dismissal of the Manager;

          the party shall be in default.

     15.2 If a party is in default the other party ("the aggrieved party") shall be entitled, in ------------------- addition to all other remedies at law, to:

          15.2.1 cancel the agreement; or

          15.2.2 uphold the agreement, in which event the aggrieved party may require the party in default to provide security to the reasonable satisfaction of the aggrieved party for the payment of all amounts, and the performance of all other obligations, owed by the party in default.

     15.3 If a party is in default and the default is of a continuing nature, or if the party is in breach of any provision of this agreement and has been given written notice to remedy the breach, the aggrieved party:

          15.3.1 may suspend performance of the aggrieved party's obligations during the default or breach;

          15.3.2 shall be entitled to a reasonable additional period for the performance of the aggrieved party's obligations.

16   Mediation and arbitration

     16.1 Should any disputes or differences arise at any time between the parties concerning this agreement or its construction or effect or as to the rights, duties and/or liabilities of the parties or either of them under or by virtue of this agreement or otherwise or as to any other matter in any way arising out of the subject matter of this agreement then either party:

          16.1.1 may declare a dispute by delivering the details of the dispute to the other party, and

          16.1.2 request that the dispute be referred by the parties, without legal representation, to mediation by a single mediator at a place and time to be determined by him.

     16.2 If, within 30 days of the delivery of the declaration of a dispute, the parties have not agreed to accept mediation then the dispute shall be determined by arbitration as prescribed below.

     16.3 If the parties agree to mediation then the mediator shall be:

          16.3.1  selected  by  agreement  between  the  parties,   or,  failing
                  agreement,

          16.3.2 nominated on the application of either party by the president for the time being of Independent Mediation Service of South Africa.

     16.4 The mediator shall, at his entire discretion, determine whether the reference to him shall be made in the form of written and/or oral representations provided that, in making this determination, he shall consult the disputing parties and be guided by their desires of the form in which the representations are to be made.

     16.5 The mediator shall, within a reasonable period after receiving the representations, express in writing an opinion on the matter and shall include his detailed reasons leading to the opinion.

     16.6 The mediator shall deliver a copy of his opinion to each party.

     16.7 The opinion so expressed by the mediator shall be final and binding on the parties unless either party within 30 days of the delivery of the opinion, notifies the other party of the first party's unwillingness to accept the opinion.

     16.8 The costs of mediation shall be determined by the mediator and shall comprise:

          16.8.1 the mediator's expenses, and

          16.8.2 a fee which shall have been previously agreed by the parties.

          The costs shall be borne equally by the parties to the dispute and shall be due and payable to the mediator on presentation to them of his written account.

     16.9 Each party shall bear the costs of any legal advice that party may have obtained in connection with the mediation.

     16.10 The expressed opinion of the mediator shall not prejudice the rights of the parties in any manner whatsoever in the event of their proceeding to arbitration.

     16.11 Any decision given by any representative of the parties in accordance with any provision of this agreement prior to or during the mediation shall not disqualify him from being called as a witness and giving evidence before the arbitrator on any matter whatsoever relevant to the dispute or difference so referred to the arbitrator as provided in this clause.

     16.12 If either party to this agreement be unwilling to accept mediation or be unwilling to accept the opinion expressed by the mediator then either party may, by written notice delivered to the other, within 30 days of the declaration of the dispute if there be no mediation or within 30 days of the issue of the mediator's opinion if mediation takes place, require that the dispute be referred to arbitration.

     16.13 Such arbitration shall be by a single arbitrator who shall be an advocate of not less than 10 years standing if the dispute is primarily a legal matter and a practising auditor of not less than 10 years standing if the matter is primarily an accounting matter:

          16.13.1 selected by agreement between the parties or, failing such agreement;

          16.13.2 nominated on the application of either party by the chairman for the time being of the Association of Arbitrators.

     16.14 The arbitrator shall have power to open up, review and revise any certificate, opinion, decision, requisition or notice relating to all matters in dispute submitted to him and to determine all such matters in the same manner as if no such certificate, opinion, decision, requisition or notice had been issued.

     16.15 Upon every or any such reference, the costs of and incidental to the reference and award shall be in the discretion of the arbitrator, who may determine the amount of the costs, or direct them to be taxed as between attorney and client or as between party and party and shall direct by whom and to whom and in what manner they shall be borne and paid.

     16.16 The award of the arbitrator shall be final and binding on the parties.

     16.17 In all respects the arbitration shall be conducted in accordance with the Rules for the Conduct of Arbitrations published by the Association of Arbitrators and current at the date the arbitrator is appointed or nominated.

17   Miscellaneous matters

     17.1 addresses for service of legal documents

         17.1.1 The parties choose the following physical addresses at which documents in legal proceedings in connection with this agreement may be served (i.e., their domicilia citandi et executandi):

               1.   the Manager:

                         Cnr Lyn Road and Hans Strydom Drive
                         Ferndale Ext 4 Randburg

               2.   the Company and FSAH:

                         Europair Building
                         Grader Rd
                         Spartan Ext 3
                         Kempton Park


          17.1.2 The notice shall be deemed to have been duly given on delivery. All notices will be delivered.

          17.1.3 A party may change that party's address for this purpose, by notice in writing to the other party.

          17.1.4 A party may change that party's address for this purpose to another physical address in the Republic of South Africa, by notice in writing to the other party.

     17.2 entire contract

          This agreement contains all the express provisions agreed on by the parties with regard to the subject matter of the agreement and the parties waive the right to rely on any alleged express provision not contained in the agreement.

     17.3 no representations

          No party may rely on any representation which allegedly induced that party to enter into this agreement, unless the representation is recorded in this agreement.

     17.4 variation, cancellation and waiver

          No contract varying, adding to, deleting from or cancelling this agreement, and no waiver of any right under this agreement, shall be effective unless reduced to writing and signed by or on behalf of the parties.

     17.5 indulgences

          If any party at any time breaches any of that party's obligations under this agreement, the other party ("the aggrieved party"):

          17.5.1 may at any time after that breach exercise any right that became exercisable directly or indirectly as a result of the breach, unless the aggrieved party has expressly elected in writing or by clear and unambiguous conduct, amounting to more than mere delay, not to exercise the right. (If the aggrieved party is willing to relinquish that right the aggrieved party will on request do so in writing.) In particular, acceptance of late performance shall for a reasonable period after performance be provisional only, and the aggrieved party may still exercise that right during that period;

          17.5.2 shall not be estopped (ie precluded) from exercising the aggrieved party's rights arising out of that breach, despite the fact that the aggrieved party may have elected or agreed on one or more previous occasions not to exercise the rights arising out of any similar breach or breaches.

     17.6 cession

          No party may cede that party's rights or delegate that party's obligations without the prior written consent of the other parties, which shall not be unreasonably withheld.

     17.7 applicable law

          This agreement shall be interpreted and implemented in accordance with the law of the Republic of South Africa.

     17.8 jurisdiction

          The  parties  consent  to  the   non-exclusive   jurisdiction  of  the
          Witwatersrand Local Division of the Supreme Court.

     17.9 good faith

          The parties shall act towards each other in the utmost good faith in giving effect to this agreement.


Signed at Johannesburg on 14 January 1997

As witness:

/s/ Danie Erasmus                        /s/ Wolfgang Burre
_________________________________        ___________________________________
                                         W BURRE

Signed at Johannesburg on 14 January 1997

As witness:                              for FIRST SOUTH AFRICAN HOLDINGS
                                         (PROPRIETARY) LIMITED

/s/ John Bellew                          /s/ Corrie Roodt
_________________________________        ___________________________________

                                         who warrants that he is duly authorised

Signed at Johannesburg on 14 January 1997

As witness:                              for ASTORIA BAKERY
                                         (PROPRIETARY) LIMITED

/s/ John Bellew                          /s/ Corrie Roodt
_________________________________        ___________________________________

                                         who warrants that he is duly authorised

                                   Appendix 3

                                Escrow Agreement

ESCROW AGREEMENT

1.   Parties
     The parties to this agreement are:

1.1 American Stock Transfer and Trust Company a New York corporation
          ("Escrow agent")

1.2       First South Africa Corp., Ltd
          a Bermuda company
          ("Parent")

1.3 First South African Holdings (Pty) Limited a South African company
          ("FSAH")

1.4       Burre Bakeries cc
          ("Subscriber")

1.5       Michael Levy
          ("Levy")

     (hereinafter referred to as "the parties").

2.   Recital

2.1 The authorised share capital of FSAH comprises 30 000 000 "A" class ordinary shares of R0,0001 each and 10 000 000 "B" class ordinary shares of R0,0001 each ("FSAH B class shares").

2.2 All of the issued A class ordinary shares in FSAH are owned by the Parent.

2.3 The rights and obligations attached to the FSAH B class shares are recorded in the extract from the articles of association of FSAH attached as Schedule "l".

2.4 FSAH has agreed to allot and issue to the Subscriber, as part of the purchase price of the Subscriber's business, that number of FSAH B class shares as is determined pursuant to the sale of business agreement ("the sale of business agreement") entered into between Subscriber, FSAH, Wolfgang Fritz Alfred Burre, Parent and Astoria Bakery (Pty) Ltd ("subscription shares") and the Parent has agreed to simultaneously allot and issue to the Escrow agent which has agreed to subscribe for an equivalent number of its common stock ("Escrow stock"). Escrow stock will be issued as part of each installment of the purchase price of the Subscriber's business in accordance with the sale of business agreement.

2.5 Insofar as prevailing circumstances and laws allow and subject to the restrictions recorded herein the Parent and FSAH wish, by the, conclusion and implementation of this agreement, to enable the Subscriber to trade in the subscription shares for value and in circumstances which are pari passu with the trading of the common stock of the Parent.

2.6 In consideration of the mutual covenants and promises herein contained and other good and valuable consideration the adequacy of which is hereby acknowledged, the parties have reached the agreement recorded herein.

3.   Appointment of Escrow agent

3.1 The Parent hereby appoints the Escrow agent to receive, hold and dispose of the Escrow stock in accordance with the provisions of this agreement.

3.2 The Escrow agent by its execution and delivery of this agreement accepts its appointment as Escrow agent upon and subject to the terms and conditions of this agreement.

3.3 The appointment of the Escrow agent will become effective against delivery of the Escrow stock to the Escrow agent and will continue in effect until the Escrow stock, all dividends or other benefits accruing thereto and all proceeds derived from the sale or other disposition thereof has been distributed in accordance with this agreement ("Escrow period").

4.   Issue of shares and stock

4.1 Against the allotment and issue to the Subscriber of the subscription shares the Parent will allot and issue the Escrow stock to the Escrow agent for a consideration of US$.01 per share payable to the parent on behalf of the Escrow agent by Michael Levy who will thereby acquire no claim against the Escrow agent.

4.2 Against receipt of the Escrow stock the Escrow agent will confirm in writing delivered to the Subscriber that the Escrow stock has been delivered to it unconditionally, in negotiable form, subject only to the restrictions contemplated by this agreement.

4.3 For the duration of the Escrow period the Escrow agent will retain possession of and control over the Escrow shares and will at the request of the Subscriber inform the remaining parties of the physical location of all documents and records evidencing the Escrow stock and requisite to trading therein.

4.4 Insofar as circumstances and the law allow, the Escrow agent will retain the Escrow stock in negotiable and freely tradeable form throughout the Escrow period, subject only to the restrictions recorded in this agreement.

5.   Escrow property

     During the Escrow period the Escrow agent will receive all money, securities, rights or property distributed in respect of the Escrow stock including any such property distributed as dividends or pursuant to any stock split, merger, recapitalisation, dissolution, total or partial liquidation of the Parent (excluding only dividends paid to the Escrow agent by the Parent to the extent that the Subscriber has in relation to the same period been paid dividends on the Subscription shares): all such property to be held and distributed as herein provided and hereinafter referred to collectively as "Escrow property". Reference herein to Escrow stock will be deemed to include the Escrow property deposited in escrow pursuant thereto.

6.   Escrow stock - rights, obligations and restrictions

6.1 None of the Escrow stock may be sold in contravention of the restrictions set out in clause 10.1 of the sale of business agreement.

6.2 Subject to 6.1, the Escrow stock may only be sold and transferred in compliance with this agreement and the Securities Act of 1933 as amended and the rules and regulations promulgated thereunder.

6.3 For the duration of the Escrow period Michael Levy will have the sole power to vote the Escrow stock and any securities held in escrow as part of the Escrow property to which end the Escrow agent hereby irrevocably appoints Michael Levy as its proxy to vote the Escrow stock on its behalf at any meeting of the shareholders of the Parent and at any adjournment thereof which shall take place during the Escrow period. The Escrow agent undertakes that it will execute and deliver to Levy a separate voting proxy in the aforegoing terms referring specifically to the Escrow stock and any securities comprising the Escrow property against demand by Levy following delivery of the Escrow stock or other securities as the case may be. Levy undertakes to vote the Escrow stock in the manner he believes to be in the best interests of the subscriber.

6.4 Each certificate evidencing the Escrow stock will bear the following legends in addition to any others required by law:

               "The sale, transfer, hypothecation, negotiation, pledge, assignment, encumbrance or other disposition of the shares evidenced by this certificate are restricted by and are subject to all of the terms, conditions and provisions of an escrow agreement entered into amongst First South Africa Corp., Ltd, First South African Holdings (Proprietary) Limited, American Stock Transfer & Trust Company and Burre Bakery cc, a copy of which may be obtained from the secretary of First South Africa Corp., Ltd. No transfer, sale or other disposition of these shares may be made unless the specific conditions of such agreement are satisfied."

               "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended. No transfer, sale or other disposition of these shares may be made unless a registration statement with respect to these shares has become effective under the said Act or First South Africa Corp., Ltd. has furnished opinion of Counsel satisfactory in registration is not required."

7.   Put option and related transactions

7.1 At any time during the Escrow period and provided that the Escrow stock is capable of being sold in accordance with the provisions of this agreement and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, the Subscriber will be entitled, on delivery to the Escrow agent or its agent in the Republic of South Africa, Webber Wentzel Bowens or its principal successor-in-practice, of written notice accompanied by the original share certificate/s evidencing the put shares together with securities transfer form/s relating thereto signed and completed in negotiable form according to law ("put notice") to require and oblige the Escrow agent to purchase the subscription shares or any part thereof but no fewer than 100 subscription shares (or such lesser number as constitutes all of the remaining subscription shares held by the Subscriber) in relation to any single put notice, for the consideration and upon the terms and conditions hereinafter recorded.

7.2 Against delivery of the put notice the Escrow agent will, in compliance with applicable securities laws, offer for sale on any exchange where the Escrow Stock is traded so much of the Escrow stock as is equal to the subscription shares put to the Escrow agent in terms of the put notice. Partial sales of Escrow Stock are acceptable and in these circumstances the put will be deemed to have been exercised only in respect of the amount of Escrow Stock actually sold by the Escrow agent pursuant to 7.1.

7.3       The put notice will be  unconditional  and unqualified  save only that the Subscriber will be entitled to stipulate a minimum price ("prescribed price") expressed in US dollars per share at which he is willing to sell the relevant subscription shares put to the Escrow agent in terms of the put notice ("put shares"). If the put notice contains a prescribed price:

7.3.1 the Escrow agent will not be entitled to sell the equivalent number of Escrow stock pursuant to 7.2 above for a price less than the prescribed price;

7.3.2 if the Escrow agent is unable to sell the equivalent number of Escrow stock for a price at least equal to the prescribed price within thirty days from delivery of the relevant put notice then the put notice will automatically lapse and be of no further force or effect;

7.3.3 the Escrow agent will, notwithstanding the prescribed price, seek to achieve the best possible price for the Escrow stock as expeditiously as possible pursuant to 7.2 above;

7.3.4 if the Escrow agent cannot achieve the sale of the relevant Escrow stock for a price equal to or more than the prescribed price it will inform the Subscriber of its inability to do so and of the best price offered to it, in which event the Subscriber will be entitled to withdraw the put notice.

7.4 Against the sale by the Escrow agent of the relevant number of Escrow stock the Escrow agent will be deemed to have purchased the subscription shares recorded in the relevant put notice ("put shares") upon and subject to the following terms and conditions:

7.4.1 the price payable for the put shares will be equal to the price payable for the equivalent Escrow stock sold less any applicable brokerage fees, securities tax, duty or charge properly incurred;

7.4.2 the price for the put shares will be payable by the Escrow agent to the Subscriber against receipt by the Escrow agent of the price payable for the relevant Escrow stock sold;

7.4.3 as security for the payment of the price for the put shares the Escrow agent will be deemed to have ceded, assigned and made over unto and in favour of the Subscriber all of the Escrow agent's right, title and interest in and to its claims for payment of the price payable for the relevant Escrow stock sold.

7.5 Payment of any amount due to the Subscriber upon the sale of subscription shares pursuant hereto will be made to the subscriber at the domicilium chosen in terms of paragraph 12 below provided that such place will be in the Republic of South Africa unless the Subscriber is entitled, according to South African law, to receive such payment outside the Republic of South Africa.

7.6 The Subscriber will not sell or otherwise transfer or dispose of the subscription shares during the Escrow period except by the delivery of put notices in accordance with the provisions of this agreement, or by agreement with FSAH. If the subscription shares are disposed of written notice thereof shall forthwith be given to the Escrow agent.

7.7 Unless a put notice has been delivered the Escrow agent will not be entitled to sell, offer to sell or otherwise dispose of the Escrow stock or any part thereof.

7.8 The Escrow agent will not be entitled to encumber the Escrow stock nor expose it to any risk of attachment, forced sale, realisation or other threat, direct or indirect in relation to the obligations of the Escrow agent or any other person or by virtue of any judicial, quasi judicial, bankruptcy or similar legal process.

7.9 Parent and FSAH undertake to procure that the Escrow stock will be freely tradable at all times at which it is competent for the Subscriber to give a put notice, on the basis that the Escrow stock, being common stock of the Parent, will be registered with the Securities and Exchange Commission and listed for trading on NASDAQ in accordance with all applicable laws.

8.   Rights and Obligations of Escrow agent

8.1 The Escrow agent is not and will not be deemed to be a trustee for any party for any purpose and is merely acting hereunder with the limited duties herein prescribed.

8.2 The Escrow agent does not have and will not be deemed to have any responsibility in respect of any instruction, certificate or notice delivered to it or in respect of the Escrow stock or any Escrow property other than faithfully to carry out the obligations undertaken in this agreement and to follow the directions or instructions recorded in any notice delivered pursuant to this agreement.

8.3 The Escrow agent is not and will not be deemed to be liable for any action taken or omitted by it in good faith and may rely upon and act in accordance with the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event the Escrow agent's liability hereunder will be limited to liability for gross negligence, wilful misconduct or bad faith on its part.

8.4 The Escrow agent may conclusively rely upon and act in accordance with any certificate, instruction, notice, letter, telegram, cablegram or other written instrument believed by it to be genuine and to have been signed by the proper party or parties.

8.5       The Parent agrees:

8.5.1 to pay the Escrow agent's reasonable fees and to reimburse it for its reasonable expenses including attorneys fees incurred in connection with its duties hereunder expeditiously so as not to impair or delay the timeous implementation of this agreement and put notice delivered pursuant hereto;

8.5.2 to save harmless, indemnify and defend the Escrow agent for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, including reasonable counsel fees, suffered or incurred by it by reason of or on account of any misrepresentation made to it or its status or actions as Escrow agent under this agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, wilful misconduct or bad faith on the part of the
               Escrow agent. The obligation of the Escrow agent to sell or deliver the Escrow stock pursuant to this agreement will be subject to the prior satisfaction upon written demand from the Escrow agent of the Parent's obligations to save harmless, indemnify and defend the Escrow agent and to reimburse the Escrow agent or otherwise pay its reasonable fees and expenses hereunder.

8.6 The Escrow agent will not be required to defend any legal proceedings which may be instituted against it in respect of the subject matter of this agreement unless requested to do so by the Subscriber, the Parent or FSAH and indemnified to the Escrow agent's satisfaction against the cost and expense of such defence by the party requesting such defence. If any such legal proceeding is instituted against it the Escrow agent agrees promptly to give notice of such proceedings to the remaining parties. The Escrow agent will not be obliged to institute legal proceedings of any kind.

8.7 The Escrow agent will not by act, delay, omission or otherwise be deemed to have waived any right or remedy it may have under this agreement or generally, unless such waiver be in writing, and no waiver will be valid unless it is in writing, signed by the Escrow agent and only to the extent expressly therein set forth. A waiver by the Escrow agent under the terms of this agreement will not be construed as a bar to or waiver of the same or any other right or remedy which it would otherwise have on other occasions.

8.8 The Escrow agent may resign as such hereunder by giving thirty days written notice thereof to the remaining parties. Within twenty days after receipt of such notice the remaining parties will deliver to the Escrow agent written instructions for the release of the Escrow stock and any Escrow property to a substitute Escrow agent which whether designated by written instructions from the remaining parties or in the absence thereof by instructions from a court of competent jurisdiction to the Escrow agent, will be a bank or trust company organised and doing business under the laws of the United States or any state thereof. Such substitute Escrow agent will thereafter hold any Escrow stock and any Escrow property received by it pursuant to the terms of this agreement and otherwise act hereunder as if it were the Escrow agent originally named herein. The Escrow agent's duties and responsibilities hereunder will terminate upon the release of all Escrow stock and Escrow property then held in escrow according to such written instruction or upon such delivery as herein provided. This agreement will not otherwise be assignable by the Escrow agent without the prior written consent of the remaining parties.

9.   Non-waiver

     No relaxation or indulgence which any of the parties may afford to the other/s shall in any way prejudice or be deemed to be a waiver of the rights of the indulgent party and shall not preclude or stop the indulgent party from exercising all or any of its rights hereunder and in particular but without limiting or derogating from the aforegoing, any cancellation hereof or accrued right of cancellation hereof.

10.  Non-variation

10.1 No variation or amendment of this agreement will be of any force or effect unless reduced to writing and signed by all the parties hereto.

10.2 No consensual termination of this agreement will be of any force or effect unless reduced to writing and signed by all the parties hereto.

10.3 No waiver or abandonment of any party's rights arising from this agreement, accrued or otherwise, will be of any force or effect as against such party unless such waiver or abandonment is reduced to writing and signed by the party waiving and abandoning such rights.

10.4 No oral statements and no conduct by a party relating to any purported variation, amendment, cancellation, waiver or abandonment will estop a party from relying upon the formalities prescribed in the preceding sub-paragraphs of this paragraph.

11.  Whole agreement

11.1 This agreement constitutes the whole agreement between the parties with regard to the subject matter hereof and no representations, or warranties, by commission or omission which are not recorded herein shall be of any force or effect.

11.2 The parties acknowledge that they have not been induced or coerced to enter into this contract by virtue of any representations, statements, understandings, omissions or warranties made by the other party hereto or any persons acting on their behalf which are not included herein.

12.  Miscellaneous matters

12.1      address

12.1.1 Any notice in connection with this agreement shall be delivered by hand to the following addresses:

12.1.1.1       Escrow agent:
                    address: c/o American Stock Transfer & Trust Company 40 Wall Street
                              New York, NY 10005

               and  shall be marked for the attention of Mr. Herb Lemmer.

12.1.1.2       Parent/FSAH:
                    address:  2665 South  Bayshore
                              Suite 606
                              Coconut Grove, Florida 33133

               and  shall be marked for the attention of Clive Kabatznik;

               copy to: Parker Chapin  Flattau & Klimpl,  LLP
                        1211 Avenue of the
                        Americas New York, NY 10036-8735

                    Attention: Henry I. Rothman.

12.1.1.3       Subscriber:
                    address:  Cnr Lyn Rd and Hans Strydom Drive

                               Ferndale Ext 3
                               Randburg
                               Republic of South Africa
                     and shall be marked for the attention of Wolfgang Burre

12.2 Any notice or payment sent to a party's domicilium citandi et executandi as selected above shall be delivered by hand or sent by telefax and shall be presumed, subject to proof to the contrary, to have been received by such party on the day of such delivery by hand, or if transmitted by telefax, on the day of transmitting same unless it is not a business day in which event such telefax shall be deemed to have been received on the following business day.

12.3 Any party shall be entitled to alter his domicilium citandi et executandi in terms hereof by furnishing to the others of them written notice of such alteration provided that such alteration shall only be effective 7 (seven) days after receipt by the other party of such notice.

13.  Governing law

     This agreement will be governed by and construed in accordance with the laws of New York and will be binding upon and enure to the benefit of all the parties hereto and their respective successors-in-interest and assigns.

14.  Successor in title

     In the event of the liquidation or deregistration of the Subscriber the rights and obligations of the Subscriber under this agreement will be assigned to Mr Wolfgang Fritz Alfred Burre, or a trust of which he is a beneficiary.

15.  Signature in counterpart

     This agreement may be executed in several counterparts which taken together will constitute a single instrument.


Signed at New York on 16 January 1997.


Witness:                             for American Stock Transfer and Trust
                                     Company



/s/ Danie Erasmus                    /s/ Herbert J. Lemmer
-----------------                    ---------------------
                                         Vice President


Signed at Johannesberg on 14 January 1997.


Witness:                              for First South Africa Corp., Ltd



                                      /s/ Corrie Roodt
---------------------------           ----------------


Signed at Johannesberg on 16 January 1997.


Witness:                              for First South African Holdings (Pty) Ltd



                                      /s/ Corrie Roodt
---------------------------           ----------------

Signed at Johannesberg on              1997.


Witness:                              for Burre Bakeries cc



                                      /s/ Wolfgang Burre
---------------------------           -------------------


Signed at Chicago on 14 January 1997.


Witness:                              Michael Levy



/s/ Mikole Maddo                      /s/ Michael Levy
----------------                      ----------------

                                   Appendix 4

             Encumbrances on assets - clauses 20.1.1.4 and 20.2.2.1

This appendix will be finally submitted by Faspac (Pty) Ltd within 30 days of the date of signature. For interim purposes only it is recorded that certain movable equipment has been financed by the IDC and may be subject to encumbrances under the agreements with the IDC. Certain motor vehicles and trucks are also financed, as are ancillary office and bakery equipment. All encumbrances are normal and commercial given the nature of the contracts concerned.